                                                                     Exhibit 2.1

                                                                  EXECUTION COPY


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             EROOM TECHNOLOGY, INC.

                          COPPER TOP ACQUISITION CORP.,

                                DOCUMENTUM, INC.

                            AND CERTAIN OTHER PARTIES

                           DATED AS OF OCTOBER 3, 2002

                                TABLE OF CONTENTS




                                TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
Article I THE MERGER.................................................................................................   2
         1.1      The Merger.........................................................................................   2
         1.2      Effective Time.....................................................................................   2
         1.3      Effect of the Merger...............................................................................   2
         1.4      Certificate of Incorporation and Bylaws............................................................   2
         1.5      Directors and Officers.............................................................................   3
         1.6      Effect of Merger on the Capital Stock of the Constituent
                    Corporations............................... .....................................................   3
         1.7      Dissenting Shares..................................................................................   6
         1.8      Surrender of Certificates..........................................................................   7
         1.9      No Further Ownership Rights in Company Capital Stock...............................................   9
         1.10     Lost, Stolen or Destroyed Certificates.............................................................   9
         1.11     Tax Consequences...................................................................................   9
         1.12     Taking of Necessary Action; Further Action.........................................................   9
         1.13     Definitions........................................................................................   9

Article II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................  13
         2.1      Organization of the Company........................................................................  13
         2.2      Company Capital Structure..........................................................................  13
         2.3      Subsidiaries.......................................................................................  15
         2.4      Authority..........................................................................................  15
         2.5      No Conflict........................................................................................  16
         2.6      Consents...........................................................................................  16
         2.7      Company Financial Statements.......................................................................  17
         2.8      No Undisclosed Liabilities.........................................................................  17
         2.9      No Changes.........................................................................................  18
         2.10     Tax Matters........................................................................................  20
         2.11     Restrictions on Business Activities................................................................  22
         2.12     Title to Properties; Absence of Liens and Encumbrances;
                        Condition of Equipment; Customer Information ................................................  22
         2.13     Intellectual Property..............................................................................  24
         2.14     Agreements, Contracts and Commitments..............................................................  29
         2.15     Interested Party Transactions......................................................................  30
         2.16     Governmental Authorization.........................................................................  31
         2.17     Litigation.........................................................................................  31
         2.18     Accounts Receivable................................................................................  31
         2.19     Minute Books.......................................................................................  31
         2.20     Environmental Matters..............................................................................  32
         2.21     Brokers' and Finders' Fees.........................................................................  33
         2.22     Employee Benefit Plans and Compensation............................................................  33
         2.23     Insurance..........................................................................................  38

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
                                TABLE OF CONTENTS
                                  (continued)

                                                                                                                      PAGE
                                                                                                                      ----
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         2.24     Compliance with Laws...............................................................................  38
         2.25     Foreign Corrupt Practices Act......................................................................  38
         2.26     Complete Copies of Materials.......................................................................  39
         2.27     Representations Complete...........................................................................  39
         2.28     Information Statement..............................................................................  39
         2.29     Spreadsheet........................................................................................  39
         2.30     Approvals..........................................................................................  39

Article III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.........................................................  39
         3.1      Organization, Standing and Power...................................................................  39
         3.2      Authority..........................................................................................  40
         3.3      Consents...........................................................................................  40
         3.4      Parent Common Stock................................................................................  40
         3.5      Capital Resources..................................................................................  40
         3.6      Broker's and Finders' Fees.........................................................................  40
         3.7      SEC Documents; Parent Financial Statements.........................................................  41
         3.8      No Parent Material Adverse Effect..................................................................  41
         3.9      No Conflict........................................................................................  41
         3.10     Parent Capital Structure...........................................................................  42

Article IV CONDUCT PRIOR TO THE EFFECTIVE TIME.......................................................................  42
         4.1      Conduct of Business of the Company.................................................................  42
         4.2      No Solicitation....................................................................................  45

Article V ADDITIONAL AGREEMENTS......................................................................................  46
         5.1      Fairness Hearing; Stockholder Approval.............................................................  46
         5.2      Access to Information..............................................................................  49
         5.3      Confidentiality....................................................................................  49
         5.4      Expenses...........................................................................................  49
         5.5      Public Disclosure..................................................................................  50
         5.6      Consents...........................................................................................  50
         5.7      FIRPTA Compliance..................................................................................  50
         5.8      Reasonable Efforts.................................................................................  50
         5.9      Notification of Certain Matters....................................................................  51
         5.10     Additional Documents and Further Assurances........................................................  51
         5.11     S-8 Registration...................................................................................  51
         5.12     New Employment Arrangements........................................................................  51
         5.13     Vesting Modification Agreements....................................................................  52
         5.14     Company Affiliates.................................................................................  52
         5.15     Statement of Expenses..............................................................................  52
         5.16     Termination of 401(k) Plan.........................................................................  52

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                                TABLE OF CONTENTS
                                  (continued)

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                                                                                                                      ----
         5.17     Resignation of Officers and Directors..............................................................  53
         5.18     Proprietary Information and Inventions Assignment Agreement........................................  53
         5.19     HSR Act............................................................................................  53
         5.20     Termination of Warrants............................................................................  53
         5.21     Spreadsheet........................................................................................  53
         5.22     Option Grants......................................................................................  54
         5.23     Voting Agreements..................................................................................  54
         5.24     Non-Competition Agreements.........................................................................  54
         5.25     Key Employee Lock-up Agreements....................................................................  54
         5.26     Certificate of Executive Officers..................................................................  54
         5.27     Termination of Agreements..........................................................................  55
         5.28     Indemnification of Directors and Officers..........................................................  55
         5.29     Tax Matters........................................................................................  57
         5.30     Tax Certificate....................................................................................  57
         5.31     Share Consideration/Cash Consideration Adjustment..................................................  57

Article VI CONDITIONS TO THE MERGER..................................................................................  57
         6.1      Conditions to Obligations of Each Party to Effect the Merger.......................................  57
         6.2      Conditions to the Obligations of Parent and Sub....................................................  58
         6.3      Conditions to Obligations of the Company...........................................................  61

Article VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.......................................................  62
         7.1      Survival of Representations, Warranties and Covenants..............................................  62
         7.2      Indemnification....................................................................................  62
         7.3      Escrow Arrangements................................................................................  63
         7.4      Stockholder Representative.........................................................................  70
         7.5      Maximum Payments; Remedy...........................................................................  71

Article VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................  72
         8.1      Termination........................................................................................  72
         8.2      Effect of Termination..............................................................................  72
         8.3      Amendment..........................................................................................  73
         8.4      Extension; Waiver..................................................................................  73

Article IX GENERAL PROVISIONS........................................................................................  73
         9.1      Notices............................................................................................  73
         9.2      Interpretation.....................................................................................  74
         9.3      Counterparts.......................................................................................  75
         9.4      Entire Agreement; Assignment.......................................................................  75
         9.5      Severability.......................................................................................  75
         9.6      Other Remedies.....................................................................................  75


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                             TABLE OF CONTENTS
                                  (continued)

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                                                                                                                      ----
         9.7      Governing Law......................................................................................  75
         9.8      Rules of Construction..............................................................................  75
         9.9      WAIVER OF JURY TRIAL...............................................................................  76


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
                                INDEX OF EXHIBITS

EXHIBIT           DESCRIPTION
-------           -----------
Exhibit A-1       Form of Voting Agreement

Exhibit A-2       Form of Voting Agreement

Exhibit B         Form of Non-Competition Agreement

Exhibit C         Form of Key Employee Lock-Up Agreement

Exhibit D         Form of Vesting Modification Agreement

Exhibit E         Form of Certificate of Merger

SCHEDULES
---------
Schedule 1.6(a)             Company Optionholders
Schedule 1.6(b)             Company Warrants
Schedule 5.4                Assumptions for Estimated Legal, Accounting and Tax Fees and Expenses
Schedule 5.14               Rule 145 Affiliates
Schedule 5.22               Grantees of Parent Options
Schedule 5.23               Parties to the Voting Agreements
Schedule 5.24               Parties to the Non-Competition Agreement
Schedule 5.25               Key Employees Delivering Key Employee Lock-Up Agreements
Schedule 6.2(b)             Required Third Party Consents
Schedule 6.2(c)             Terminated Agreements
Schedule 6.2(d)             Released Liens
Schedule 6.2(p)             Continuing Employees
Schedule 9.1(c)             Address for Notice to Stockholder Representative

      THIS AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of October 3, 2002 by and among Documentum, Inc., a Delaware corporation ("PARENT"), Copper Top Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("SUB"), eRoom Technology, Inc., a Delaware corporation (the "COMPANY"), Jeffrey R. Beir as stockholder representative (the "STOCKHOLDER REPRESENTATIVE"), and U.S. Bank, N.A. as escrow agent (the "ESCROW AGENT").

                                    RECITALS

      A.The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

      B.Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein, all issued and outstanding options to purchase capital stock of the Company shall be assumed by Parent and converted into options to purchase common stock of Parent as set forth herein and all outstanding warrants to purchase capital stock of the Company, if any, shall be cancelled and extinguished.

      C.The Company and certain stockholders of the Company on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

      D.Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, (a) all officers and directors of the Company, and certain other stockholders of the Company are entering into Voting Agreements, in substantially the form attached hereto as EXHIBIT A (each a "VOTING AGREEMENT"), with Parent, and (b) the Key Employees are entering into Non-Competition Agreements, each in substantially the form attached hereto as EXHIBIT B (each a "NON-COMPETITION AGREEMENT"), Key Employee Lock-Up Agreements, each in substantially the form attached hereto as EXHIBIT C (each a "KEY EMPLOYEE LOCK-UP AGREEMENT"), and Vesting Modification Agreements, each in substantially the form attached hereto as EXHIBIT D (each a "VESTING MODIFICATION AGREEMENT").

      E.For federal income tax purposes, the parties intend that (a) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE") and the rules and regulations promulgated thereunder, and (b) this Agreement constitutes a plan of reorganization.

      NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware ("DELAWARE LAW"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "SURVIVING CORPORATION." Following the Merger, Parent intends to cause the Surviving Corporation to be merged with and into Parent, whereby the separate corporate existence of the Surviving Corporation shall cease, and Parent shall continue as the Surviving Corporation. The parties intend for the Merger and the subsequent merger of the Surviving Corporation with and into Parent to be treated as an integrated transaction which shall qualify as a "reorganization" pursuant to Section 368(a)(1)(A) of the Code, in accordance with Revenue Ruling 2001-46, 2001-2 CB 321.

      1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to SECTION 8.1 hereof, the closing of the Merger (the "CLOSING") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, and following satisfaction or waiver of the conditions set forth in ARTICLE VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in substantially the form attached hereto as EXHIBIT E, with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER"), in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware such filing, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger, shall be referred to herein as the "EFFECTIVE TIME").

      1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 CERTIFICATE OF INCORPORATION AND BYLAWS.

         (a) Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the certificate of incorporation of Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is eRoom Technology, Inc."

         (b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Delaware Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

      1.5 DIRECTORS AND OFFICERS.

         (a) DIRECTORS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Delaware Law and the certificate of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

         (b) OFFICERS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

         (c) DIRECTORS OF SUBSIDIARY. Unless otherwise determined by Parent prior to the Effective Time, Parent, the Company and the Surviving Corporation shall cause the directors of Sub immediately prior to the Effective Time to be the directors of any Subsidiary (as defined in SECTION 2.3 hereof) immediately after the Effective Time, each to hold office as a director of such Subsidiary in accordance with the provisions of the laws of the jurisdiction of incorporation and charter documents and the bylaws of such Subsidiary.

         (d) OFFICERS OF SUBSIDIARY. Unless otherwise determined by Parent prior to the Effective Time, Parent, the Company and the Surviving Corporation shall cause the officers of Sub immediately prior to the Effective Time to be the officers of any Subsidiary immediately after the Effective Time, each to hold office as a director of Subsidiary in accordance with the provisions of the laws of the jurisdiction of incorporation and charter documents and the bylaws of such Subsidiary.

      1.6 EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

         (a) EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of shares of the Company Capital Stock, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in SECTION 1.7(a) hereof), upon the terms and subject to conditions set forth in this SECTION 1.6 and throughout this Agreement, including, without limitation, the escrow provisions set forth in ARTICLE VII hereof, will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such shares of Company Capital Stock in the manner provided in SECTION 1.8 hereof, such number of shares of Parent Common Stock and an amount of cash (without interest) as set forth below:

                  (i) Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive a fraction of a share of Parent Common Stock equal to the Common Equivalent Share Amount and an amount of cash equal to the Common Equivalent Cash Amount.

                  (ii) Each share of Parent Common Stock issued for a share of Company Unvested Common Stock pursuant to this SECTION 1.6 shall, except as otherwise set forth in this Agreement or the Related Agreements, continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Stock Plan, as applicable, and the agreements relating to such Company Unvested Common Stock, as in effect immediately prior to the Effective Time.

                  (iii) The aggregate number of shares of Parent Common Stock issuable to each Stockholder shall be rounded down to the nearest whole number of shares of Parent Common Stock, and no cash will be paid for fractional shares.

         (b) ASSUMPTION OF COMPANY OPTIONS; CANCELLATION OF COMPANY WARRANTS.

                  (i) At the Effective Time, Parent shall assume each Company Option. Each Company Option so assumed by Parent pursuant to this section shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Stock Plan and the option agreements relating thereto, as in effect immediately prior to the Effective Time, except that:

                        (A) each assumed Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Parent Common Stock, rounded down to the nearest whole number of shares of Parent Common Stock, equal to the sum of (1) the product of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (y) the Common Equivalent Share Amount, plus
(2) the product of (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (y) the quotient of (i) the Common Equivalent Cash Amount divided by (ii) the Trading Price. After the Effective Time, the per share exercise price for each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the sum of (1) the Common Equivalent Share Amount, plus (2) the quotient of (x) the Common Equivalent Cash Amount divided by (y) the Trading Price, rounded up to the nearest whole cent. It is the intention of the parties that the Company Options so assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that such Company Options qualified as incentive stock options prior to the Effective Time and Parent and Company will act consistently therewith.

                        (B) Upon the exercise of a Company Option after the Effective Time and before the distribution of all of the Escrow Funds (to the Stockholders, Parent, or a combination of the foregoing), on behalf of the person exercising such Company Option and without any further action on the part of such person, Parent shall deposit into the Stock Escrow Fund a number of shares of Parent Common Stock equal to such person's pro rata share of the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to such person. The shares of Parent Common Stock to be deposited into the Stock Escrow Fund shall be deemed to have been deposited into the Stock Escrow Fund at the Effective Time and shall be treated in a manner consistent with the treatment of the shares of Parent Common Stock deposited into the Stock Escrow Fund pursuant to SECTION 7.3(a) and shares of Parent Common Stock held in the Stock Escrow Fund, whether deposited pursuant to
SECTION 7.3(a) hereof or upon the exercise of a Company Option, as set forth in this SUBSECTION 1.6(b)(i)(b), shall be treated in the same manner for purposes of ARTICLE VII.

                  (ii) At the Effective Time, each Warrant shall not be assumed by Parent and will by virtue of the Merger, and without any further action on the part of any holder thereof, be cancelled and extinguished.

                  (iii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this SECTION 1.6 under all Company Option agreements, all agreements related to Company Unvested Common Stock, all Company Warrant agreements and any other plan or arrangement of the Company (whether written or oral, formal or informal).

         (c) ASSUMPTION AGREEMENT. As soon as practicable following the Closing, but in no event later than twenty (20) days after the Closing Date, Parent shall issue to each holder of a Company Option to be assumed by Parent pursuant to
SECTION 1.6(b), a document evidencing the assumption of such Company Option by Parent, and each former holder of a Company Option so assumed by Parent shall acknowledge the receipt of the same in exchange for such holder's Company Option.

         (d) WITHHOLDING TAXES. Any number of shares of Parent Common Stock issuable to a Stockholder pursuant to SECTION 1.6(a) shall be subject to applicable state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such Stockholder or the Company) in connection with the acquisition of Company Capital Stock upon the exercise of Company Options, upon the lapsing of repurchase rights in respect of shares of Company Common Stock, or upon payment of a bonus in the form of Company Common Stock, if any, to such Stockholder. A Stockholder shall not be entitled to receive its portion of the Share Consideration until it delivers an amount in cash by check equal to the amount of applicable withholding taxes.

         (e) CAPITAL STOCK OF SUB. Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one (1) validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (f) SHARES SUBJECT TO VESTING. If any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Capital Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition (including any requirement that any unvested shares be held in escrow), and the certificate representing such shares of Parent Common Stock may accordingly be marked with appropriate legends in the discretion of Parent, except that prior to the Effective Time, each Key Employee who holds Company Unvested Common Stock shall have waived and amended all rights regarding acceleration of vesting or lapsing of repurchase rights upon the Merger that would take effect as a result of the terms of employment offered to such Key Employee set forth in an Offer Letter (as defined in SECTION 5.12), to the extent such provisions exist, by entering into a Vesting Modification Agreement.

      1.7 DISSENTING SHARES.

         (a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has not effectively withdrawn or lost such holder's appraisal rights under Delaware Law ("DISSENTING SHARES") shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in
SECTION 1.6(A) hereof, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

         (b) Notwithstanding the provisions of SECTION 1.7(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in
SECTION 1.6, without interest thereon, and subject to the provisions of SECTION 7.3, upon surrender of the certificate representing such shares.

         (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses, (including specifically, but without limitation, attorneys' fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares (excluding payments for such shares) (together "DISSENTING SHARE PAYMENTS"), Parent shall be entitled to recover under the terms of ARTICLE VII the amount of such Dissenting Share Payments.

      1.8 SURRENDER OF CERTIFICATES.

         (a) EXCHANGE AGENT. An institution selected by Parent shall serve as the exchange agent (the "EXCHANGE AGENT") for the Merger.

         (b) PARENT TO PROVIDE PARENT COMMON STOCK AND CASH. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this ARTICLE I the shares of Parent Common Stock issuable and cash payable pursuant to SECTION 1.6 in exchange for outstanding shares of Company Capital Stock; provided, however, that, on behalf of the Stockholders, Parent shall deposit into the Stock Escrow Fund a number of shares of Parent Common Stock equal to the Escrow Share Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to the Stockholders pursuant to
SECTION 1.6 and cash equal to the Cash Escrow Amount out of the aggregate amount of cash otherwise issuable to the Stockholders pursuant to SECTION 1.6. In the event any Stockholder holds shares of Company Capital Stock that include shares of Company Unvested Common Stock, the proportion of vested and unvested Parent Common Stock deposited into the Stock Escrow Fund shall be equal to the proportion of vested and unvested Company Capital Stock held by such Stockholder. Each Stockholder shall be deemed to have contributed his, her or its pro rata portion of the Escrow Amount to the Escrow Funds, in the case of the Stock Escrow Fund, rounded to the nearest whole number of shares of Parent Common Stock.

         (c) EXCHANGE PROCEDURES. On or within five (5) days after the Closing Date, Parent shall mail a letter of transmittal in such form and having such provisions as Parent may reasonably determine and, if applicable, a Lock-Up Agreement, to each Stockholder at the address set forth opposite each such Stockholder's name on the Spreadsheet (as defined in SECTION 5.21 hereof). After receipt of such letter of transmittal, the Stockholders will surrender the certificates representing their shares of Company Capital Stock (the "COMPANY STOCK CERTIFICATES") to the Exchange Agent for cancellation together with a duly completed and validly executed letter of transmittal. Subject to SECTION 1.8(d), upon surrender of a Company Stock Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto subject to the terms of
SECTION 1.8(f), the holder of such Company Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock and the cash amounts less the number of shares of Parent Common Stock and cash to be deposited in the Escrow Funds on such holder's behalf pursuant to SECTION 1.8(b) and ARTICLE VII hereof to which such holder is entitled pursuant to SECTION 1.6(a), and the Company Stock Certificate so surrendered shall be canceled. Until so surrendered, each Company Stock Certificate outstanding after the Effective Time will be deemed from and for all corporate purposes to evidence only the right to receive the consideration provided for in this
ARTICLE I plus any dividends and distributions pursuant to SECTION 1.8(e) and any New Shares as provided in SECTION 7.3(d).

         (d) LOCK-UP PROVISIONS. The obligations of the Exchange Agent to deliver shares of Parent Common Stock to a Stockholder that is, or is affiliated with, a Preferred Stockholder and that has not previously executed and delivered to Parent a Voting Agreement, shall be to deliver the shares Parent Common Stock issuable to such Stockholder under SECTION 1.6(a) pursuant to the following schedule: 25% of such shares shall be delivered on the first business day following the 60-day anniversary of the Effective Time, and an additional 25% of such shares shall be delivered on the first business day following each of the 90-day, 120-day and 150-day anniversaries of the Effective Time. If a Stockholder that is, or is affiliated with, a Preferred Stockholder executes and delivers to Parent a Voting Agreement, the Exchange Agent shall as soon as practicable thereafter deliver to the Stockholder all of the remaining shares of Parent Common Stock deliverable to such Stockholder under SECTION 1.6(a).

         (e) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate. Subject to applicable law, following surrender of any such Company Stock Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock. No interest shall be payable on any cash deliverable upon the exchange of any Company Common Stock for cash.

         (f) TRANSFERS OF OWNERSHIP. If any certificate for shares of Parent Common Stock or any cash amounts are to be disbursed pursuant to SECTION 1.6 to any person other than the person or entity whose name is reflected on the Company Stock Certificate surrendered in exchange therefore, it will be a condition of the issuance or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (g) EXCHANGE AGENT TO RETURN CASH CONSIDERATION. At any time following the last day of the twelfth (12th) month following Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to Parent or its designated successor or assign all cash amounts that have been deposited with the Exchange Agent, and any and all interest thereon or other income or proceeds thereof, not disbursed to the Stockholders pursuant to this section, and thereafter the

Stockholders shall be entitled to look only to Parent (subject to the terms of SECTION 1.8(h)) only as general creditors thereof with respect to any and all cash amounts that may be payable to such Stockholder pursuant to SECTION 1.6(a) upon the due surrender of such Company Capital Stock in the manner set forth in this section.

         (h) NO LIABILITY. Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, the Surviving Corporation, nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. The shares of Parent Common Stock and cash amounts paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Company Capital Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

      1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Company Stock Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to SECTION 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to either (i) deliver a bond, if required by the transfer agent, in such amount as the transfer agent may reasonably direct or (ii) provide an indemnification agreement in a form and substance reasonably acceptable to Parent, against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.11 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

      1.12 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

      1.13 DEFINITIONS.

         (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

         (i) "CASH CONSIDERATION" shall mean an amount equal to fifteen million dollars ($15,000,000), less the Third Party Expense Adjustment Amount.

         (ii) "COMMON EQUIVALENT SHARE AMOUNT" shall mean the quotient obtained by dividing (x) the Share Consideration by (y) the Total Outstanding Common Equivalent Shares.

         (iii) "COMMON EQUIVALENT CASH AMOUNT" shall mean the quotient obtained by dividing the (x) Cash Consideration by (y) the Total Outstanding Common Equivalent Shares.

         (iv) "COMPANY CAPITAL STOCK" shall mean the Company Common Stock, the Company Preferred Stock and any other shares of capital stock, if any, of the Company, taken together.

         (v) "COMPANY COMMON STOCK" shall mean shares of common stock, $0.01 par value per share, of the Company.

         (vi) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change, event or effect that is materially adverse to the business, assets (tangible or intangible), condition (financial or otherwise), results of operations or capitalization of the Company and Subsidiaries, taken as a whole; provided, however, that "Company Material Adverse Effect" shall not include or take into account (i) any change, event or effect that is primarily caused by conditions affecting the economy generally; (ii) any change, event or effect primarily caused by conditions generally affecting the software industry; (iii) any change, event or effect primarily arising out of or resulting from the actions specifically contemplated by this Agreement or which are primarily attributable to the announcement of the transaction contemplated by this Agreement; and (iv) any effect resulting primarily from changes in accounting rules or procedures announced subsequent to the date hereof by the Financial Accounting Standards Board.

         (vii) "COMPANY OPTIONS" shall mean all issued and outstanding options (including commitments to grant options, but excluding Company Warrants) to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity, each of whom are listed on SCHEDULE 1.6(a).

         (viii) "COMPANY PREFERRED STOCK" shall mean the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company's Series B-1 Preferred Stock, the Company's Series C Preferred Stock, and the Company's Series D Preferred Stock, taken together.

         (ix) "COMPANY UNVESTED COMMON STOCK" shall mean any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable stock restriction agreement or other agreement with the Company.

         (x) "COMPANY WARRANTS" shall mean the Warrants.

         (xi) "ESCROW AGENT" shall mean U.S. Bank, N.A., or another institution acceptable to Parent and the Stockholder Representative.

         (xii) "ESCROW AMOUNT" shall mean the Cash Escrow Amount and the Escrow Share Amount.

         (xiii) "ESCROW CASH AMOUNT" shall mean the amount of cash equal to the sum of (A) the product of 0.15 multiplied by the Cash Consideration, plus (B) $500,000.

         (xiv) "ESCROW FUNDS" shall have the meaning ascribed to it in ARTICLE VII hereof.

         (xv) "ESCROW SHARE AMOUNT" shall mean the whole number of shares of Parent Common Stock equal to the product of 0.15 multiplied by the Share Consideration.

         (xvi) "ESTIMATED THIRD PARTY EXPENSES" shall mean the amount of Third Party Expenses (as defined in SECTION 5.4 hereof) paid or payable by the Company, as estimated by the Company in good faith and based on reasonable assumptions, as of the Closing Date.

         (xvii) "FAIR MARKET VALUE" shall mean, on any particular date, the average of the closing prices of the Parent Common Stock on the Nasdaq National Market for the ten-day period ending three days prior to such date.

         (xviii) "GAAP" shall mean United States generally accepted accounting principles consistently applied.

         (xix) "KEY EMPLOYEES" shall mean the employees listed in SCHEDULE 5.24 hereof.

         (xx) "KNOWLEDGE" or "KNOWN" shall mean, with respect to the Company, the knowledge of the Company's executive officers, directors and Key Employees; provided, however, that such persons shall have made due and diligent inquiry of those employees of the Company and its Subsidiaries whom such executive officers, directors and Key Employees reasonably believe would have actual knowledge of the matters represented.

         (xxi) "LIEN" shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort.

         (xxii) "LOCK-UP AGREEMENT" shall mean a Key Employee Lock-Up Agreement.

         (xxiii) "MULTIEMPLOYER PLAN" shall mean any Pension Plan (as defined herein) that is a "multiemployer plan," as defined in Section 3(37) of ERISA.

                  (xxiv) "PARENT MATERIAL ADVERSE EFFECT" shall mean any change, event or effect that is materially adverse to the business, assets (tangible or intangible), condition (financial or otherwise), results of operations or capitalization of Parent and its Subsidiaries, taken as a whole; provided, however, that "Parent Material Adverse Effect" shall not include or take into account (i) any change, event or effect that is primarily caused by conditions affecting the economy generally; (ii) any change, event or effect primarily caused by conditions generally affecting the software industry; (iii) any change, event or effect primarily arising out of or resulting from the actions specifically contemplated by this Agreement or which are attributable to the announcement of the transaction contemplated by this Agreement; (iv) in and of itself, any change or changes in the price per share of Parent Common Stock or changes in the trading volume; and (v) any effect resulting primarily from changes in accounting rules or procedures announced subsequent to the date hereof by the Financial Accounting Standards Board.

                  (xxv) "PARENT COMMON STOCK" shall mean shares of the common stock, par value $0.001 per share, of Parent.

                  (xxvi) "PREFERRED STOCKHOLDER" shall mean a holder of Company Preferred Stock.

                  (xxvii) "RELATED AGREEMENTS" shall mean the Certificate of Merger, Voting Agreements, Non-Competition Agreements, Vesting Modification Agreements, Lock-Up Agreements and Offer Letters.

                  (xxviii) "SEC" shall mean the United States Securities and Exchange Commission.

                  (xxix) "SHARE CONSIDERATION" shall mean 9,250,000 shares of Parent Common Stock, as adjusted for stock splits, stock dividends and similar events.

                  (xxx) "STOCKHOLDER" shall mean any holder of any Company Capital Stock immediately prior to the Effective Time.

                  (xxxi) "STOCK PLAN" shall mean the Company's 1996 Stock Plan.

                  (xxxii) "THIRD PARTY EXPENSE ADJUSTMENT AMOUNT" shall mean the amount by which the Estimated Third Party Expenses exceed $625,000, as reflected in the Statement of Expenses (as defined in SECTION 5.15 hereof).

                  (xxxiii) "TOTAL CONSIDERATION" shall mean the Share Consideration and the Cash Consideration, collectively.

                  (xxxiv) "TOTAL OUTSTANDING COMMON EQUIVALENT SHARES" shall mean the aggregate number of shares of Company Common Stock, together with the aggregate number of shares of Company Preferred Stock, Company Options, Warrants and any other rights whether vested or unvested convertible into, exercisable for or exchangeable for, shares of Company Common Stock on an as-converted, exercised or exchanged to Company Common Stock basis, issued and outstanding immediately prior to the Effective Time.

                  (xxxv) "TRADING PRICE" shall mean the Fair Market Value of the Parent Common Stock determined as of the Closing Date.

                  (xxxvi) "WARRANT" shall mean any issued and outstanding warrant to purchase Company Capital Stock, each of which is listed on SCHEDULE 1.6(b) hereto.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "DISCLOSURE SCHEDULE") and dated as of the date hereof, on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

      2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. Except as set forth in SECTION 2.1 of the Disclosure Schedule, the Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business. The Company has delivered a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. SECTION 2.1 of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof. Except as set forth in SECTION 2.1 of the Disclosure Schedule, the operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. SECTION 2.1 of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or facilities or otherwise carries on business.

      2.2   COMPANY CAPITAL STRUCTURE.

            (a) The authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, of which 5,290,307 shares are issued and outstanding, 3,565,000 shares of Series A Preferred Stock, all of which are issued and outstanding, 2,851,065 shares of Series B Preferred Stock, all of which are issued and outstanding, 1,250,000 shares of Series B-1 Preferred Stock, all of which are issued and outstanding, 3,236,918 shares of Series C Preferred Stock, all of which are issued and outstanding, and 2,009,571 shares of Series D Preferred Stock, all of which are issued and outstanding. Each share of Company Preferred Stock is convertible on a one-share for one-share basis into Company Common Stock. The Company Capital Stock is held by the persons and in the amounts set forth in SECTION 2.2(a)(1) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and, except as set forth in SECTION 2.2(a)(2) of the Disclosure Schedule, not subject to preemptive rights created by statute, the certificate of incorporation or bylaws of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. All outstanding shares of Company Capital Stock, Company Options and Company Warrants have been issued in material compliance with all applicable federal, state, foreign, or local statutes, laws, rules, or regulations, including federal and state securities laws. The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, liability, damage, deficiency, cost or expense relating to or arising out of the repurchase of any Company Capital Stock or options or warrants to purchase Company Capital Stock, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other capital stock authorized, issued or outstanding. SECTION 2.2(a)(3) of the Disclosure Schedule sets forth for all holders of Company Unvested Common Stock, the name of the holder of such Company Unvested Common Stock, the repurchase price of such Company Unvested Common Stock, and the vesting schedule for such Company Unvested Common Stock, including the extent vested to date and whether the vesting of such Company Unvested Common Stock will be accelerated by the transaction contemplated by this Agreement. Except as set forth in SECTION 2.2(a)(4) of the Disclosure Schedule, no vesting provisions applicable to any shares of Company Unvested Common Stock, to Company Options or Company Warrants, or to any other rights to purchase Company Common Stock will accelerate as a result of the Merger or as a result of any other events.

            (b) Except as set forth in SECTION 2.2(b)(1) of the Disclosure Schedule and except for the Stock Plan, neither the Company nor any of its Subsidiaries has ever adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any person. The Company has reserved a total of 7,384,302 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company under the Stock Plan or any other plan, agreement or arrangement (whether written or oral, formal or informal), of which (i) 3,526,652 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised Company Options, and
(ii) 2,360,073 shares have been issued and remain outstanding, as of the date hereof, upon the exercise of options granted under the Stock Plan. SECTION 2.2(b)(2) of the Disclosure Schedule sets forth for each outstanding Company Option and Company Warrant, the name of the holder of such option or warrant, the number of shares of Company Capital Stock issuable upon the exercise of such option or warrant, the exercise price of such option or warrant, the vesting schedule for such option or warrant, including the extent vested to date, and whether such option is a nonstatutory option or intended to qualify as an incentive stock option as defined in Section 422 of the Code. SECTION 2.2(b)(3) of the Disclosure Schedule sets forth the outstanding principal, accrued interest and applicable rate of interest of all outstanding Stockholder loans. Except for the Company Options, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company or any of its Subsidiaries is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or any of its Subsidiaries. Except as contemplated hereby and as set forth in
SECTION 2.2(b)(4) of the Disclosure Schedule, (i) to the Company's Knowledge, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any of its Subsidiaries, and (ii) there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. Except as set forth in
SECTION 2.2(b)(5) of the Disclosure Schedule, there are no agreements to which the Company or any of its Subsidiaries is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any Company Capital Stock.

            (c) The allocation of the Total Consideration set forth in SECTION 1.6(a) is consistent with the certificate of incorporation of the Company, as amended, immediately prior to the Effective Time.

      2.3 SUBSIDIARIES. SECTION 2.3(a) of the Disclosure Schedule lists each entity in which the Company owns any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.
SECTION 2.3(a) of the Disclosure Schedule lists each corporation, limited liability company, partnership, association, joint venture or other business entity of which the Company owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body (each, a "SUBSIDIARY" and, collectively the "SUBSIDIARIES"), none of which is material to the Company's business, operations or financial condition. Except as set forth in SECTION 2.3(b) of the Disclosure Schedule, the Company does not have and has never had any Subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity. None of the entities set forth in SECTION 2.3(b) of the Disclosure
Schedule is material to the Company's business, operations or financial condition.

      2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this SECTION 2.4) to which it or he, as the case may be, is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Stockholders. The votes or consents required to approve this Agreement by the Stockholders are set forth in SECTION
2.4 of the Disclosure Schedule. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against each such party in accordance with their respective terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      2.5 NO CONFLICT. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the certificate of incorporation, bylaws or charter documents of the Company or any of its Subsidiaries, in effect on the date hereof, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license (each a "CONTRACT" and collectively the "CONTRACTS") to which the Company or any of its Subsidiaries or any of their respective properties or assets (whether tangible or intangible) is subject, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties (whether tangible or intangible) or assets. The Company and each of its Subsidiaries are in compliance with and have not breached, violated or defaulted under, or received notice that they have breached, violated or defaulted under, any of the terms or conditions of any Contract, nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect, and neither the Company nor any of its Subsidiaries is subject to any default thereunder, nor to the Knowledge of the Company is any party obligated to the Company or any of its Subsidiaries pursuant to any such Contract subject to any default thereunder. SECTION 2.5 of the Disclosure Schedule sets forth all notices to, and all necessary consents, waivers and approvals of parties to any Contracts as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration (including payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries, as the case may be, would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred) after the Effective Time so as to preserve all rights of, and benefits to, the Company and its Subsidiaries, as the case may be, under such Contracts from and after the Effective Time.

      2.6 CONSENTS. Except as set forth in SCHEDULE 2.6 of the Disclosure Schedule, no consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "GOVERNMENTAL ENTITY") or any third party, including a party to any Contract with the Company or any of its Subsidiaries (so as not to trigger any Conflict), is required by, or with respect to, the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company or any of its Subsidiaries is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the issuance of the California Permit (as defined in SECTION 5.1 hereof) by the California Department of Corporations, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR ACT"), (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iv) the adoption of this Agreement and approval of the transactions contemplated by this Agreement by the Stockholders.

      2.7 COMPANY FINANCIAL STATEMENTS. SECTION 2.7 of the Disclosure Schedule sets forth the Company's (i) audited consolidated balance sheet as of December 31, 2001, and the related consolidated statements of income, cash flow and stockholders' equity for the twelve (12) month period then ended (the "YEAR-END FINANCIALS"), and (ii) unaudited consolidated balance sheet as of August 31, 2002 (the "BALANCE SHEET DATE"), and the related unaudited consolidated statement of income, cash flow and stockholders' equity for the eight (8) months then ended (the "INTERIM FINANCIALS"). Except as set forth in SECTION 2.7 of the Disclosure Schedule, the Year-End Financials and the Interim Financials (collectively referred to as the "FINANCIALS") are true and correct in all material respects and have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain footnotes, adjustments related to deferred stock-based compensation and other presentation items that may be required by GAAP). The Financials present fairly the Company's consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein (except that the Interim Financials do not contain adjustments related to deferred stock-based compensation and other presentation items that may be required by GAAP), subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significant in any individual case or in the aggregate. The Company's unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the "CURRENT BALANCE SHEET."

      2.8 NO UNDISCLOSED LIABILITIES. Except as set forth in SECTION 2.8 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which are individually or in the aggregate material to the business, operations or financial condition of the Company and Subsidiaries, taken as a whole, except for liabilities, indebtedness and obligations (i) reflected in the Current Balance Sheet, or (ii) which have arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date.

      2.9 NO CHANGES. Except as set forth in SECTION 2.9 of the Disclosure Schedule, since the Balance Sheet Date, there has not been, occurred or arisen any:

            (a) transaction by the Company or any of its Subsidiaries except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the certificate of incorporation or bylaws of the Company or the organizational documents of any of its Subsidiaries;

            (c) capital expenditure or commitment by the Company or any of its Subsidiaries exceeding $50,000 individually or $100,000 in the aggregate;

            (d) payment, discharge or satisfaction, in any amount in excess of $50,000 in any one case, or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company or any of its Subsidiaries), other than payments, discharges or satisfactions in the ordinary course of business or liabilities reflected or reserved against in the Current Balance Sheet;

            (e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company or any of its Subsidiaries (whether or not covered by insurance);

            (f) employment dispute, including but not limited to, claims or matters raised by any individuals or any workers' representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company or any of its Subsidiaries;

            (g) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or any of its Subsidiaries other than as required by GAAP;

            (h) change in any material election in respect of Taxes (as defined in SECTION 2.10(a) hereof), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension (other than a properly filed extension attributable to an extension of time for the filing of any tax returns) or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (i) revaluation by the Company or any of its Subsidiaries of any of its assets (whether tangible or intangible);

            (j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock or any Company Preferred Stock, or any split, combination or reclassification in respect of any shares of Company Common Stock or Company Preferred Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Company Preferred Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock or Company Preferred Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options or Company Unvested Shares;

            (k) increase in the salary or other compensation payable or to become payable by the Company or any of its Subsidiaries to any of their respective officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company or any of its Subsidiaries of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

            (l) agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any of its Subsidiaries is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company or any of its Subsidiaries is a party or by which it or any of their assets are bound;

            (m) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company or any of its Subsidiaries, including, but not limited to, the sale of any accounts receivable of the Company or any of its Subsidiaries, or any creation of any security interest in such assets or properties;

            (n) loan by the Company or any of its Subsidiaries to any person or entity, incurring by the Company or any of its Subsidiaries of any indebtedness, guaranteeing by the Company or any of its Subsidiaries of any indebtedness, issuance or sale of any debt securities of the Company or any of its Subsidiaries or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

            (o) waiver or release of any right or claim of the Company or any of its Subsidiaries, including any write-off or other compromise of any account receivable of the Company or any of its Subsidiaries;

            (p) commencement or settlement of any lawsuit by the Company or any of its Subsidiaries, the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company or any of its Subsidiaries or their affairs, or any reasonable basis for any of the foregoing;

            (q) notice of any claim or potential claim of ownership by any person other than the Company or any of its Subsidiaries of the Company Intellectual Property (as defined in SECTION 2.13 hereof) owned by or developed or created by the Company or any of its Subsidiaries or of infringement by the Company or any of its Subsidiaries of any other person's Intellectual Property (as defined in SECTION 2.13 hereof);

            (r) issuance or sale, or contract or agreement to issue or sell, by the Company or any of its Subsidiaries of any shares of Company Capital Stock or shares of Capital Stock of any of its Subsidiaries or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock or shares of Capital Stock of any of its Subsidiaries, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Capital Stock upon the exercise of options issued under the Plans;

            (s) (i) sale or license of any Company Intellectual Property or execution, modification or amendment of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or execution, modification or amendment of any agreement with respect to the Intellectual Property of any person or entity,
(iii) agreement or modification or amendment of an existing agreement with respect to the development of any Intellectual Property with a third party, or
(iv) change in pricing or royalties set or charged by the Company or any of its Subsidiaries to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any of its Subsidiaries;

            (t) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company or any of its Subsidiaries;

            (u) event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect;

            (v) lease, license, sublease or other occupancy of any Leased Real Property (as defined in SECTION 2.12(a) hereof) by the Company or any of its Subsidiaries; or

            (w) agreement by the Company or any of its Subsidiaries, or any officer or employees on behalf of the Company or any of its Subsidiaries, to do any of the things described in the preceding clauses (a) through (v) of this
SECTION 2.9 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

      2.10  TAX MATTERS.

            (a) DEFINITION OF TAXES. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean (i) any and all federal, state, local and foreign taxes, or taxes of any kind, whatsoever, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this SECTION 2.10(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and
(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this SECTION 2.10(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (b)   TAX RETURNS AND AUDITS.

            (i) Except as set forth in SECTION 2.10(b)(i) of the Disclosure Schedule, as of the Closing Date, the Company and each of its Subsidiaries will have (a) prepared and timely filed (taking into account any extensions of time for filing) all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or any of its Subsidiaries or their respective operations and such Returns are or will be true and correct and (b) timely paid all Taxes it is required to pay or accrued or reserved such Taxes on the Current Balance Sheet in accordance with GAAP.

            (ii) Except as set forth in SECTION 2.10(b)(ii) of the Disclosure Schedule, as of the Closing Date, the Company and each of its Subsidiaries will have withheld with respect to its Employees all federal, state and foreign income taxes and social security charges and similar fees, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and will have timely paid such taxes withheld over to the appropriate authorities.

            (iii) Neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax (other than an extension attributable to an extension of time for filing any tax returns).

            (iv) Except as set forth in SECTION 2.10(b)(iv) of the Disclosure Schedule, no audit or other examination of any Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination.

            (v) Neither the Company nor any of its Subsidiaries has any liabilities for unpaid Taxes as of the Balance Sheet Date which have not been accrued or reserved on the Current Balance Sheet in accordance with GAAP, and neither the Company nor any of its Subsidiaries has incurred any liability for Taxes since the Balance Sheet Date other than in the ordinary course of business.

            (vi) There are, and immediately following the Effective Time there will be, no Liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

            (vii) Neither the Company nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

            (viii) Neither the Company nor any of its Subsidiaries (a) has ever been a member of an affiliated group (within the meaning of Code Section1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) has ever been a party to any Tax sharing, indemnification or allocation agreement, (c) has any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise and
(d) is a party to any joint venture, partnership or other arrangement that is being treated as a partnership for Tax purposes.

            (ix) Neither the Company nor any of its Subsidiaries has been, at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

            (x) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two (2) years prior to the date of this Agreement or
(y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

      2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in SECTION
2.11 of the Disclosure Schedule, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its Subsidiaries is a party or otherwise binding upon the Company or any of its Subsidiaries which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property (tangible or intangible) by the Company or any of its Subsidiaries, the conduct of business by the Company or any of its Subsidiaries, or otherwise limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries has entered into any agreement under which the Company or any of its Subsidiaries is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

      2.12 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT; CUSTOMER INFORMATION.

            (a) Neither the Company or any of its Subsidiaries owns any real property, nor has the Company or any of its Subsidiaries ever owned any real property. SECTION 2.12(a) of the Disclosure Schedule sets forth, for all real property currently leased, subleased or licensed by or to the Company or any of its Subsidiaries or otherwise used or occupied by the Company or any of its Subsidiaries for the operation of their business (the "LEASED REAL PROPERTY"), the name of the lessor, licensor, sublessor, master lessor and/or sublessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto and, with respect to any current lease, license, sublease or other occupancy right, the aggregate monthly rent payable thereunder.

            (b) The Company has provided Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof ("LEASE AGREEMENTS"); and there are no other Lease Agreements for real property affecting the Leased Real Property or to which Company or any of its Subsidiaries is bound, other than those identified in SECTION 2.12(a) of the Disclosure Schedule. All such Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default of the Company or, to the Knowledge of the Company, of any other party to each such Lease Agreement, and no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default). Neither the Company nor any of its Subsidiaries has received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Company or any of its Subsidiaries currently occupies all of the Leased Real Property for the operation of its business except as set forth in SECTION 2.12(a) of the Disclosure Schedule. There are no other parties occupying, or with a right to occupy, the Leased Real Property, except as set forth in SECTION 2.12(a) of the Disclosure Schedule.

            (c) To the Knowledge of the Company, the Leased Real Property is in good operating condition and repair, free from material structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties, and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted. The operation of the Company's business does not violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

            (d) Except as set forth in SECTION 2.12(d) of the Disclosure Schedule, the Company and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

            (e) SECTION 2.12(e) of the Disclosure Schedule lists all material items of equipment (the "EQUIPMENT") owned or leased by the Company or any of its Subsidiaries, and such Equipment is (i) adequate for the conduct of the business of the Company and its Subsidiaries as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

            (f) The Company and each of its Subsidiaries has used all commercially reasonable efforts to maintain sole and exclusive ownership, free and clear of any Liens, of all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to its current and former customers (the "CUSTOMER INFORMATION"). Neither the Company nor its Subsidiaries has acquired from, or have sold to, any third party any rights in the Customer Information.

      2.13  INTELLECTUAL PROPERTY.

            (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  "INTELLECTUAL PROPERTY" shall mean any or all of the following
(i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, and data, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, (viii) devices, prototypes, schematics, breadboards, netlists, maskworks, test methodologies, verilog files, emulation and simulation reports, test vectors and hardware development tools, and (ix) any and all instantiations of the foregoing in any form and embodied in any media.

                  "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

                  "COMPANY INTELLECTUAL PROPERTY" shall mean any and all Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company or its Subsidiaries and all such Company Intellectual Property are identified in SECTION 2.13(a) of the Disclosure Schedule.

                  "REGISTERED INTELLECTUAL PROPERTY" shall mean Intellectual Property and Intellectual Property Rights that have been registered, filed, certified or otherwise perfected or recorded with or by any state, government or other public or quasi-public legal authority.

            (b) SECTION 2.13(b) of the Disclosure Schedule (i) lists all Registered Intellectual Property owned by, or filed in the name of, the Company or its Subsidiaries (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and (ii) lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

            (c) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company or any of its Subsidiaries within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. For each product, technology or service of the Company or any of its Subsidiaries that constitutes or includes Intellectual Property, the Company has taken commercially reasonable measures to make Intellectual Property Registered Intellectual Property, when deemed appropriate by the Company. In each case in which the Company or any of its Subsidiaries has acquired any Intellectual Property Rights from any person, the Company or such Subsidiary, as the case may be, has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company or such Subsidiary, as the case may be, and, to the extent provided for by, and in accordance with, applicable laws and regulations, the Company or such Subsidiary, as the case may be, has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

            (d) All Company Intellectual Property is fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party, but excluding restrictions or payments to the extent resulting from contracts or agreements to which Parent is a party or other restrictions (e.g., court orders) to which Parent is bound (other than those contracts or agreements transferred to Parent or other restrictions assumed by Parent as part of the transactions contemplated hereby).

            (e) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in SECTION 2.13(b) of the Disclosure Schedule, and all Intellectual Property licensed to the Company or its Subsidiary, is free and clear of any Liens other than those set forth in
SECTION 2.13(e) of the Disclosure Schedule. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

            (f) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries has, directly or indirectly, provided consideration for such development or creation, the Company or such Subsidiary, as the case may be, has a written agreement with such person with respect thereto, and the Company or such Subsidiary, as the case may be, thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights, including but not limited to, all author or moral rights.

            (g) Except as set forth in SECTION 2.13(G) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person or (ii) permitted the Company's or any of its Subsidiaries' rights in such Company Intellectual Property to enter into the public domain.

            (h) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, and except as set forth in SECTION 2.13(h) of the Disclosure Schedule, all Intellectual Property used in or necessary to the conduct of Company's business as presently conducted or planned to be conducted by the Company prior to the Effective Date, was written and created solely by either (i) employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company or (ii) by third parties who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

            (i) Other than "shrink-wrap" and similar widely available binary code and commercial end-user licenses, but not including the licenses set forth in SECTION 2.13(i) of the Disclosure Schedule, the Company Intellectual Property constitutes all of the Intellectual Property and Intellectual Property Rights used in or necessary to the conduct of the business of the Company (including conduct of the business by the Company, its Subsidiaries, Parent and the Surviving Corporation) (i) as it is presently conducted, or is planned to be conducted, by the Company and its Subsidiaries prior to the Effective Date, or
(ii) substantially as it is presently conducted, or is planned to be conducted by the Company and its Subsidiaries prior to the Effective Date so long as such use or necessity would have arisen had the operation of the business occurred as it is presently conducted, or is planned to be conducted, by the Company and its Subsidiaries prior to the Effective Date; and in each of (i) and (ii) including, without limitation, the design, development, manufacture, use, import and sale of any product, technology or service (including products, technology or services currently under development).

            (j) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in SECTION 2.13(j) of the Disclosure Schedule), SECTION 2.13(j) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company or any of its Subsidiaries is a party with respect to any Intellectual Property and Intellectual Property Rights.

            (k) No third party who has licensed Intellectual Property or Intellectual Property Rights to the Company or any of its Subsidiaries has ownership rights or license rights to improvements made by the Company or any of its Subsidiaries in such Intellectual Property which has been licensed to the Company or any of its Subsidiaries.

            (l) Other than (i) "shrink-wrap" and similar widely available binary code and commercial end-user licenses, but not including public or open technology, and (ii) other non-exclusive licenses and related agreements with respect thereto of the Company's products to end-users pursuant to written agreements that have been entered into in the ordinary course of business that do not materially differ in substance from the Company's standard form(s) of end-user license including attachments (which is or are included in SECTION 2.13(l) of the Disclosure Schedule), SECTION 2.13(l) of the Disclosure Schedule lists and sets forth all contracts, licenses and agreements between the Company or any of its Subsidiaries and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company, any of its Subsidiaries or such other person of the Intellectual Property Rights of any person other than the Company or any of its Subsidiaries.

            (m) Except as set forth in SECTION 2.13(m) of the Disclosure Schedule, there are no contracts, licenses or agreements between the Company or any of its Subsidiaries and any other person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business as it is currently conducted or planned to be conducted under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company or any of its Subsidiaries thereunder.

            (n) The operation of the business of the Company and its Subsidiaries (including operation by the Company, its Subsidiaries, Parent and the Surviving Corporation) (i) as it is presently conducted, or is planned to be conducted, by the Company and its Subsidiaries prior to the Effective Date, or
(ii) substantially as it is presently conducted, or is planned to be conducted prior to Effective Date, so long as the infringement or misappropriation would have arisen had the operation of the business occurred as it is presently conducted, or is planned to be conducted, by the Company and its Subsidiaries prior to the Effective Date; and with respect to each of (i) and (ii) including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of any product, technology or service (including products, technology or services currently under development) of the Company, does not infringe or misappropriate and will not infringe or misappropriate, any Intellectual Property Rights of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction. Further, neither the Company nor any of its Subsidiaries has received notice from any person claiming that such operation or any act, any product, technology or service (including products, technology or services currently under development) or Intellectual Property of the Company or any of its Subsidiaries infringes or misappropriates any Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

            (o) Except as set forth in SECTION 2.13(o) of the Disclosure Schedule, neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company or any of its Subsidiaries is a party (but excluding any contracts or agreements to which Parent is a party or other restrictions (e.g., court orders) to which Parent is bound (other than those contracts and agreements transferred to Parent or other restrictions assumed by Parent as part of the transactions contemplated hereby)), will result in: (i) Parent or the Surviving Corporation granting to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to, Parent or the Surviving Corporation, (ii) Parent or the Surviving Corporation, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent or the Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or the Surviving Corporation, in the absence of this Agreement or the transactions contemplated hereby.

            (p) Except as set forth in SECTION 2.13(p) of the Disclosure Schedule, to the Company's Knowledge, no person or entity is infringing or misappropriating any Company Intellectual Property.

            (q) Except as set forth in SECTION 2.13(q) of the Disclosure Schedule, each of the Company and its Subsidiaries has taken all reasonable steps that are required or necessary to protect the Company's rights in confidential information and trade secrets of the Company and any of its Subsidiaries or provided by any other person to the Company or any of its Subsidiaries. Without limiting the foregoing, each of the Company and its Subsidiaries has, and enforces, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company and its Subsidiaries have executed such an agreement in substantially the Company's standard form.

            (r) No Company Intellectual Property, Intellectual Property Rights or service of the Company or any of its Subsidiaries is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries or may affect the validity, use or enforceability of such Company Intellectual Property.

            (s) To the Company's Knowledge, no (i) product, technology, service or publication of the Company or any of its Subsidiaries, (ii) material published or distributed by the Company or any of its Subsidiaries, or (iii) conduct or statement of the Company or any of its Subsidiaries constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

            (t) (i) No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property and no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property.

                  (ii) To the Company's Knowledge, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

            (u) SECTION 2.13(u) of the Disclosure Schedule sets forth all Intellectual Property of the Company or any of its Subsidiaries that constitutes open source, public source or freeware Intellectual Property, or any modification or derivative thereof, including any version of any software licensed pursuant to any GNU general public license or limited general public license, that was used in, incorporated into, integrated or bundled with any Intellectual Property that is, or was, used by the Company or any of its Subsidiaries in its business, or incorporated in or used in the development or compilation of any products or technology of the Company or any of its Subsidiaries.

      2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in
SECTION 2.14 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, nor is it bound by:

            (a) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

            (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

            (c) any fidelity or surety bond or completion bond;

            (d) any lease of personal property having a value in excess of $50,000 individually or $100,000 in the aggregate;

            (e) any agreement of indemnification or guaranty;

            (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $50,000 individually or $100,000 in the aggregate;

            (g) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

            (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

            (i) any purchase order or contract for the purchase of materials, goods, services, or other items involving in excess of $50,000 individually or $100,000 in the aggregate;

            (j) any material construction contracts;

            (k) any dealer, distribution, joint marketing or development agreement;

            (l) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the products, technology or services of the Company or any of its Subsidiaries; or

            (m) any other agreement, contract or commitment that involves payment by the Company or any of its Subsidiaries of $50,000 individually or $100,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

      2.15 INTERESTED PARTY TRANSACTIONS. Except as set forth in SECTION 2.15 of the Disclosure Schedule, no officer, director or 10% stockholder of the Company or any of its Subsidiaries (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) a material interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company or any of its Subsidiaries furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or any of its Subsidiaries, any goods or services, or (iii) a beneficial interest in any Contract to which the Company or any of its Subsidiaries is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this

SECTION 2.15. There are no agreements, contracts, or commitments with regard to contribution or indemnification between or among any of the Stockholders.

      2.16 GOVERNMENTAL AUTHORIZATION. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of their respective properties, or (ii) which is required for the operation of the Company's or any of its Subsidiaries' business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "COMPANY AUTHORIZATIONS") has been issued or granted to the Company or any of its Subsidiaries, as the case may be. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company and its Subsidiaries to operate or conduct their respective businesses or hold any interest in their respective properties or assets.

      2.17 LITIGATION. There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries, their properties (tangible or intangible) or any of their officers or directors, nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Company's Knowledge, threatened, against the Company or any of its Subsidiaries, any of their respective properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Company's Knowledge is there any reasonable basis therefor. To the Company's Knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Company or any of its Subsidiaries to conduct their respective operations as presently or previously conducted or as presently contemplated to be conducted.

      2.18 ACCOUNTS RECEIVABLE.

            (a) Except as set forth in SECTION 2.18(a) of the Disclosure Schedule, the Company has made available to Parent a list of all accounts receivable of the Company and its Subsidiaries as of the Balance Sheet Date, together with an aging schedule indicating a range of days elapsed since invoice.

            (b) All of the accounts receivable of the Company and its Subsidiaries arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied, and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet or, for receivables arising subsequent to Balance Sheet Date, as reflected on the books and records of the Company (which are prepared in accordance with GAAP consistently applied). Except as set forth in SECTION 2.18(b) of the Disclosure Schedule, no person has any Lien on any accounts receivable of the Company and its Subsidiaries and no request or agreement for deduction or discount has been made with respect to any accounts receivable of the Company and its Subsidiaries.

      2.19 MINUTE BOOKS. The minutes of the Company and its Subsidiaries made available to counsel for Parent contain materially complete and accurate records of all actions taken, and summaries of all meetings held, by the stockholders, the Board of Directors of the Company and its Subsidiaries (and any committees thereof) since the time of incorporation of the Company and each Subsidiary, as the case may be. At the Closing, the minute books of the Company and each Subsidiary will be in the possession of the Company.

      2.20 ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIAL. Neither the Company nor any of its Subsidiaries has: (i) operated any underground storage tanks at any property that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased, or (ii) released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. To the Knowledge of the Company, no Hazardous Materials are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIALS ACTIVITIES. Neither the Company nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed their employees or others to Hazardous Materials in violation of any law or in a manner that would result in liability to the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to herein as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. The Company and each of its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of their Hazardous Material Activities, and other businesses of each of the Company and each of its Subsidiaries as such activities and businesses are currently being conducted and as currently contemplated to be conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened, concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its Subsidiaries. The Company has no Knowledge of any fact or circumstance which could involve the Company or any of its Subsidiaries result in any environmental litigation or liability which could reasonably be expected to impose upon the Company or any of its Subsidiaries any environmental liability.

            (e) REPORTS AND RECORDS. The Company and each of its Subsidiaries have delivered to Parent all records in the Company's or each such Subsidiary's possession concerning the Hazardous Materials Activities of the Company and each of its Subsidiaries relating to their business and all environmental audits and environmental assessments of any Leased Real Property conducted at the request of, or otherwise in the possession of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

      2.21 BROKERS' AND FINDERS' FEES. Other than with respect to its obligation to pay Thomas Weisel Partners for financial services provided in connection with the transactions specifically contemplated by this Agreement, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, any Related Agreement or any transaction specifically contemplated hereby or thereby. True, correct and complete copies of all agreements with Thomas Weisel Partners have been provided to Parent.

      2.22 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

            (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                  "AFFILIATE" shall mean any other person or entity under common control with the Company or any of its Subsidiaries within the meaning of
Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                  "COMPANY EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement (other than an Employee Agreement as defined herein) providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company, any of its Subsidiaries or any Affiliate for the benefit of any Employee, or with respect to which the Company, any of its Subsidiaries or any Affiliate has or may have any liability or obligation and any International Employee Plan.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

                  "DOL" shall mean the United States Department of Labor.

                  "EMPLOYEE" shall mean any current or former employee, consultant or director of the Company, any of its Subsidiaries or any Affiliate.

                  "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract (including, without limitation, any offer letter or any agreement providing for acceleration of Company Options or Company Unvested Common Stock, or any other agreement providing for compensation or benefits) between the Company, any of its Subsidiaries or any Affiliate and any Employee.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

                  "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

                  "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Employee Plan or Employee Agreement that has been adopted or maintained by the Company, any of its Subsidiaries or any Affiliate, whether formally or informally or with respect to which the Company, any of its Subsidiaries or any Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

                  "PENSION PLAN" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (b) SCHEDULE. SECTION 2.22(b)(1) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. Neither Company nor any of its Subsidiaries has made any commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Agreement. SECTION 2.22(B)(2) of the Disclosure Schedule sets forth a table setting forth the name and salary of each employee of the Company and each Subsidiary.

            (c) DOCUMENTS. The Company and each of its Subsidiaries has provided or made available to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all material communications to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any material amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company or any of its Subsidiaries, (vii) all material correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) a model COBRA form and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years,
(xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan, and (xii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

            (d) EMPLOYEE PLAN COMPLIANCE. The Company and each of its Subsidiaries has performed all obligations required to be performed by them under, is not in default or violation of, and the Company and each of its Subsidiaries has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Except as set forth in SECTION 2.22(d) of the Disclosure Schedule, any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either applied for or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition of circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Company's Knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company, any of its Subsidiaries or any Affiliate (other than for benefits accrued to date and ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any Affiliates, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company, any of its Subsidiaries nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each of its Subsidiaries have made all contributions and other payments required by and due under the terms of each Company Employee Plan.

            (e) NO PENSION PLANS. Neither the Company, any of its Subsidiaries nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plans subject to Title IV of ERISA.

            (f) NO SELF-INSURED PLANS. Except as set forth in SECTION 2.22(f) of the Disclosure Schedule, neither the Company, any of its Subsidiaries nor any Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

            (g) COLLECTIVELY BARGAINED, MULTIEMPLOYER AND MULTIPLE-EMPLOYER PLANS. At no time has the Company, any of its Subsidiaries or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, any of its Subsidiaries nor any Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

            (h) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in SECTION 2.22(h) of the Disclosure Schedule, no Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any of its Subsidiaries has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

            (i) COBRA; FMLA; HIPAA. The Company, each Subsidiary and each Affiliate has, prior to the Effective Time, complied in all material respects with COBRA, FMLA, HIPAA, the Women's Health and Cancer Rights Act of 1998, the Newborns' and Mothers' Health Protection Act of 1996, and any similar provisions of state law applicable to its Employees.

            (j) EFFECT OF TRANSACTION. (i) Except as set forth in SECTION 2.22(j)(i) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits, and (ii) no payment or benefit which will or may be made by Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

            (k) EMPLOYMENT MATTERS. The Company and each of its Subsidiaries is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to Employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no action, suits, claims or administrative matters pending or, to the Company's Knowledge, threatened against the Company, any of its Subsidiaries, or any of their Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending or, to the Company's Knowledge, threatened claims or actions against Company, any of its Subsidiaries, any Company trustee or any trustee of any Subsidiary under any worker's compensation policy. Except as set forth in SECTION 2.22(k) of the Disclosure Schedule, the services provided by each of the Company's, each Subsidiary's and their Affiliates' Employees is terminable at the will of the Company and its Affiliates and any such termination would result in no liability to the Company or any Affiliate.

            (l) LABOR. No work stoppage or labor strike against the Company or any of its Subsidiaries is pending, or to the Company's Knowledge, threatened, or reasonably anticipated. Neither the Company nor any of its Subsidiaries knows of any activities or proceedings of any labor union to organize any Employees. Except as set forth in SECTION 2.22(l) of the Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending or threatened or reasonably anticipated relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its Subsidiaries does presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries.

            (m) NO INTERFERENCE OR CONFLICT. To the Company's Knowledge, no stockholder, director, officer, Employee or consultant of the Company or any of its Subsidiaries is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or any of its Subsidiaries or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business or any of its

Subsidiaries' businesses as presently conducted or currently proposed to be conducted will, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

            (n) INTERNATIONAL EMPLOYEE PLAN. Except as set forth in SECTION 2.22(n) of the Disclosure Schedule, each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to Parent, Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

      2.23 INSURANCE. The information provided in SECTION 2.23 of the Disclosure Schedule summarizes the terms of all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, any of its Subsidiaries or any Affiliate, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company or any of its Subsidiaries or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company, any of its Subsidiaries or any Affiliate has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company, any of its Subsidiaries and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies. Neither the Company, any of its Subsidiaries nor any Affiliate of either has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

      2.24 COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

      2.25 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its Subsidiaries (including any of their officers or directors) has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

         2.26 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

         2.27 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule) in this Agreement, any Related Agreement or in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement or a Related Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         2.28 INFORMATION STATEMENT. The information furnished on or in any document mailed, delivered or otherwise furnished to Stockholders by the Company in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made not misleading.

         2.29 SPREADSHEET. The information contained in the Spreadsheet (as defined in SECTION 5.21 hereof) shall be complete and correct as of the Closing Date.

         2.30 APPROVALS. The aggregate number of shares of Company Common Stock and Company Preferred Stock owned by those Stockholders entering into Voting Agreements as of the date hereof constitutes a sufficient number of shares of the Company Common Stock and the Company Preferred Stock to approve this Agreement, the Merger and the transactions contemplated hereby under the Company's certificate of incorporation and Delaware Law.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Each of Parent and Sub hereby represents and warrants to the Company that on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect. Parent has delivered or made available to the Company or its legal counsel a true and correct copy of its certificate of incorporation and bylaws, each as amended to date and in full force and effect on the date hereof.

         3.2 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no further action is required on the part of Parent or Sub to authorize the Agreement and any Related Agreements to which it is a party and the transaction contemplated hereby and thereby. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. This Agreement and any other Related Agreements to which Parent and Sub are parties have been approved by the stockholders of the Sub and the board of directors of Parent and Sub. The issuance of the Parent Common Stock pursuant to this Agreement has been duly authorized by all necessary corporate action.

         3.3 CONSENTS. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the issuance of the California Permit, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under the HSR Act and any applicable foreign antitrust or competition laws, and (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

         3.4 PARENT COMMON STOCK. The Parent Common Stock which constitutes the Share Consideration has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive rights or rights of first refusal created by statute or the certificate of incorporation or bylaws of Parent or Sub or any agreement to which Parent or Sub is a party or is bound.

         3.5 CAPITAL RESOURCES. Parent has sufficient capital resources to pay the Cash Consideration.

         3.6 BROKER'S AND FINDERS' FEES. Other than with respect to its obligations to Goldman Sachs for financial services provided in connection with the transactions contemplated by this Agreement, neither Parent nor Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this

Agreement, any Related Agreement to which they are parties or any transaction contemplated hereby or thereby.

         3.7 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. A true and complete copy of each annual, quarterly and other report, registration statement, and definitive proxy statement filed by Parent with the Securities and Exchange Commission ("SEC") since June 30, 2000 (the "PARENT SEC DOCUMENTS") is available on the web site maintained by the SEC at http://www.sec.gov. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained on their respective filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent included in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments). Parent knows of no reason why it would not be able to provide the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 in connection with the filing of Parent's quarterly report on Form 10-Q for the quarter ended September 30, 2002.

         3.8 NO PARENT MATERIAL ADVERSE EFFECT. Since August 14, 2002, there has not been any Parent Material Adverse Effect.

         3.9 NO CONFLICT. The execution and delivery by Parent of this Agreement and any Related Agreement to which Parent is a party do not, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a Conflict under (i) any provision of the certificate of incorporation or bylaws of Parent or Sub, as in effect on the date hereof, (ii) any Contract to which Parent or Sub or any of their respective properties or assets (whether tangible or intangible) is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or any of their respective properties (whether tangible or intangible) or assets, except, in each case, for such conflicts as would not individually or in the aggregate have a Parent Material Adverse Effect.

         3.10 PARENT CAPITAL STRUCTURE. The authorized stock of Parent consists of 100,000,000 shares of common stock, $0.001 par value, of which 39,886,070 shares were issued and outstanding as of August 31, 2002, and an aggregate of 5,000,000 shares of preferred stock, $0.001 par value, 1,000,000 of which shares are designated Series A Junior Preferred Stock, 4,000,000 of which shares are undesignated and none of which shares of preferred stock are issued or outstanding. As of August 31, 2002, Parent has also reserved 20,084,616 shares of common stock for issuance pursuant to its employee and director stock and option and stock purchase plans and 4,163,313 shares of common stock for issuance upon conversion of outstanding convertible notes. The authorized capital stock of Sub consists of 1,000 shares of common stock, $0.01 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding. All outstanding shares of the Sub capital stock are held by Parent. Except for Parent's Stockholders Rights Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no declared or accrued but unpaid dividends with respect to any shares of Parent capital stock. Parent and Sub have no other capital stock authorized, issued or outstanding.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees to conduct the business of Company and its Subsidiaries, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company and its Subsidiaries when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their commercially reasonable efforts consistent with past practices to preserve intact the present business organizations of the Company and its Subsidiaries, keep available the services of the present officers and key employees of the Company and its Subsidiaries and preserve the relationships of the Company and its Subsidiaries with customers, suppliers, distributors, licensors, licensees and others having business dealings with them. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company or any of its Subsidiaries that arises during the period from the date of this Agreement and continuing until the earlier of the termination date of this Agreement or the Effective Time. Except as expressly contemplated by this Agreement and except as expressly set forth in SECTION 4.1 of the Disclosures Schedule, neither the Company nor any of its Subsidiaries shall, without the written consent of the Chief Financial Officer of Parent or his designee (which consent may be requested by e-mail or facsimile transmission and shall be delivered or denied within two (2) business days of the receipt of such request at the address set forth in SECTION 9.1(A) hereof), from and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time:

         (a) make any expenditures or enter into any commitment or transaction exceeding $50,000 individually or $100,000 in the aggregate or any commitment or transaction of the type described in SECTION 2.9 hereof;

         (b) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to any Company Intellectual Property with any person or entity, except in the ordinary course of business consistent with past practices, (ii) buy or license any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, except in the ordinary course of business consistent with past practices, (iii) enter into any agreement with respect to the development of any Intellectual Property with a third party, (iv) or change pricing or royalties charged by the Company or any of its Subsidiaries to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any of its Subsidiaries, except in the ordinary course of business consistent with past practices;

         (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company or any of its Subsidiaries;

         (d) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

         (e) commence or settle any litigation;

         (f) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock (except for the issuance of Company Common Stock pursuant to the exercise of Company Options outstanding as of the date hereof or Company Options granted after the date hereof without breaching the terms of this Agreement), or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Unvested Common Stock;

         (g) other than the grant of Company Options to new employees hired after the date hereof without breaching the terms of this Agreement, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or any securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of Company Common Stock pursuant to the exercise of Company Options outstanding on the date hereof or Company Options granted after the date hereof without breaching the terms of this Agreement;

         (h) cause or permit any amendments to the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries;

         (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or any of its Subsidiaries;

         (j) sell, lease, license or otherwise dispose of any of its tangible properties or assets, including without limitation the sale of any accounts receivable of the Company or any of its Subsidiaries, except properties or assets (whether tangible or intangible) which are not Intellectual Property and only in the ordinary course of business and consistent with past practices;

         (k) incur any indebtedness (other than existing lending facilities) or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

         (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

         (m) other than in the ordinary course of business consistent with past practices, grant any severance or termination pay (in cash or otherwise) to any Employee, including any officer, except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

         (n) other than normal year-end salary increases individually no greater than seven percent (7%) of base salary or spot bonuses in the ordinary course of business consistent with past practices and not in excess of $5,000 in any individual case, adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any bonus or special remuneration to any director or Employee, or increase or modify the salaries, wage rates, or other compensation (including, without limitation, any equity-based compensation) of its Employees except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in SECTION 4.1(n) of the Disclosure Schedule or except to the extent required to conform any such Company Employee Plan with the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998 or Employee Agreement to the requirements of applicable law or as required by this Agreement;

         (o) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

         (p) pay, discharge, waive or satisfy, in an amount in excess of $50,000 in any one case, or $100,000 in the aggregate, any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

         (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension (other than an extension attributable to a properly filed extension of time for the filing of any tax returns) or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         (r) enter into any strategic alliance, affiliate agreement or joint marketing arrangement or agreement;

         (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options, Company Unvested Common Stock or Company Common Stock;

         (t) except as set forth on SECTION 4.1(t) of the Disclosure Schedule, hire any Employees, or encourage any Employees to resign from the Company or any of its Subsidiaries;

         (u) promote any employees or change the employment status or titles of any of the employees of the Company or any of its Subsidiaries;

         (v) alter, or enter into any commitment to alter, its interest in any Subsidiary, corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

         (w) cancel, amend or renew any insurance policy, except in the ordinary course of business consistent with past practices;

         (x) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or materially alter, amend, modify or terminate any of the terms of any Lease Agreements; or

         (y) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 4.1(a) through 4.1(x) hereof, or any other action that would (i) prevent the Company from performing, or cause the Company not to perform, its covenants hereunder or (ii) cause or result in any of its representations and warranties contained herein being untrue or incorrect in any material respect.

         4.2 NO SOLICITATION. Until the earlier of (i) the Effective Time, or
(ii) the date of termination of this Agreement pursuant to the provisions of
SECTION 8.1 hereof, the Company shall
not (nor shall the Company permit, any of its officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the business, properties or technologies of the Company and its Subsidiaries, or any amount of the Company Capital Stock or capital stock of any Subsidiary (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the business, technologies or properties of the Company and its Subsidiaries, or afford to any person or entity access to their respective properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock or assets of the Company and its Subsidiaries (other than inventory in the ordinary course of business), or (d) enter into any agreement with any person providing for the acquisition of the Company or any of its Subsidiaries, whether by merger, purchase of assets, license, tender offer or otherwise. The Company shall immediately cease and cause to be terminated any such negotiations, discussions or agreements (other than with Parent) that are the subject matter of clause (a), (b), (c) or (d) above. In the event that the Company or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement in accordance with SECTION 8.1 hereof, any offer, proposal, or request, directly or indirectly, of the type referenced in clause
(a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company, shall immediately (x) suspend any discussions with such offeror or party with regard to such offer, proposal, or request and
(y) notify Parent thereof, including information as to the material terms of such offer or proposal, as the case may be. The parties hereto agree that irreparable damage would occur in the event that the provisions of this SECTION
4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this SECTION 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, agent, representative or affiliate of Company shall be deemed to be a breach of this Agreement by Company.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 FAIRNESS HEARING; STOCKHOLDER APPROVAL.

         (a) Parent and the Company shall use commercially reasonable efforts to file, within ten (10) business days following the execution of this Agreement, the necessary documents and Parent shall apply to obtain a permit (a "CALIFORNIA PERMIT") from the Commissioner of Corporations of the State of California (after a hearing before such Commissioner) pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 (the "FAIRNESS HEARING LAW"), so that the issuance of (i) Parent Common Stock in the Merger and (ii) Company Options, shall be exempt from registration under the Securities Act, by virtue of the exemption provided by SECTION 3(a)(10) thereof, and the Company shall prepare, with the cooperation of Parent, a related information statement or other disclosure document (the "INFORMATION STATEMENT"). The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. The Company shall cooperate with, and provide information to, Parent in connection with Parent's application for the California Permit. Company and Parent will respond to any comments from the California Department of Corporations and work together in good faith to use their commercially reasonable efforts to have the California Permit granted as soon as practicable after such filing. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate under the Fairness Hearing Law and applicable securities laws for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in preparation of the Information Statement. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which shall not have been approved by Parent prior to such inclusion, except as required pursuant to the Fairness Hearing Law or other applicable securities laws. As promptly as practical after the date of this Agreement, Parent and Company shall prepare and make such filings as are required under applicable blue sky laws relating to the transactions contemplated by this Agreement. Company shall use reasonable and good faith efforts to assist Parent as may be necessary to comply with the securities and blue sky laws relating to the transactions contemplated by this Agreement.

         (b) In the event that the Commissioner of Corporations of the State of California denies the California Permit or if the parties mutually determine that they will not receive the California Permit by December 2, 2002 (provided that the Company and the signatories to the Voting Agreements have cooperated in good faith to obtain the California Permit), Parent shall, if requested by the Company, promptly, but in no event more than twenty (20) business days after denial of the California Permit or such mutual determination, file a registration statement on Form S-4 filed with the SEC (the "REGISTRATION STATEMENT") to cause the issuance of the shares of Parent Common Stock to be issued in the Merger to be registered, in which case:

         (i) the Company shall promptly advise Parent, and Parent shall promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Registration Statement or the proxy statement and/or prospectus to be sent to Stockholders in connection with the Company Stockholders Meeting (the "PROXY STATEMENT"), in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law, and the Company and Parent shall cooperate in filing with the SEC or its staff or any other government officials, and/or delivery to the holders of Company Capital Stock, any such amendment or supplement;

             (ii) the Company and Parent shall prepare, and Parent shall file with the SEC, the Registration Statement, which shall include the Proxy Statement, and shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable;

             (iii) each party hereto shall notify the other promptly of the receipt of any comments from the SEC or its staff and or any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement or the Proxy Statement or any other filing or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement or the Proxy Statement or other filing; and

             (iv) the Registration Statement, the Proxy Statement and any other materials submitted to the Stockholders in connection with the Company Stockholders' Meeting (as defined in SECTION 5.1(C) below) will comply in all material respects with applicable law and the rules and regulations thereunder.

         (c) As promptly as practicable after the receipt of a California Permit or following the effectiveness of the Registration Statement, the Company shall submit this Agreement and the transactions contemplated hereby to the Stockholders for approval and adoption as provided by Delaware Law and the certificate of incorporation and bylaws of the Company. Such submission, and any proxy or consent in connection therewith, shall specify that adoption of this Agreement shall constitute approval by the Stockholders of: (A) the escrow and indemnification obligations of the Stockholders set forth in ARTICLE VII hereof and the deposit of Parent Common Stock and cash equal to the Escrow Amount into the Escrow Funds and (B) in favor of the appointment of Jeffrey Beir as Stockholder Representative, under and as defined in this Agreement. Any materials to be submitted to the Stockholders in connection with the solicitation of their approval of the Merger and this Agreement (the "SOLICITING MATERIALS") shall be subject to review and approval by Parent and shall include information regarding the Company, the terms of the Merger and this Agreement, and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement and that the terms of the Merger and this Agreement are advisable and in the best interests of the Stockholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Soliciting Materials any information with respect to Parent or its affiliates or associates, the form and content of which shall not have been approved by Parent prior to such inclusion which approval shall not be unreasonably withheld. The Company shall consult with Parent regarding the date of the Company Stockholders' meeting to approve this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING") and shall not postpone or adjourn (other than for absence of a quorum) the Company Stockholders' Meeting without the consent of Parent which consent shall not be unreasonably withheld. The Company shall use commercially reasonable efforts to obtain the consent of its Stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable following the date hereof and, in any event, within thirty (30) days following the receipt of the California Permit or effectiveness of the Registration Statement. Notwithstanding the foregoing, the Company shall give Stockholders sufficient notice such that no Stockholder will be able to exercise appraisal rights if such Stockholder has not perfected such appraisal rights prior to Closing, pursuant to Section 262 of Delaware Law.

         5.2 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the properties, books, contracts, commitments and records of the Company and its Subsidiaries, including the Company's source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company and its Subsidiaries as Parent may reasonably request, and (iii) all Employees of the Company and its Subsidiaries as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this SECTION 5.2 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

         5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to SECTION 5.2 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreement effective as of April 26, 2002 (the "CONFIDENTIAL DISCLOSURE AGREEMENT") between the Company and Parent. In this regard, the Company acknowledges that the Parent Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws.

         5.4 EXPENSES. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including, without limitation, all legal, accounting, tax and all other fees and expenses of third parties (excluding the fees of Thomas Weisel Partners for investment banking services), incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("THIRD PARTY EXPENSES"), shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Parent agrees to pay up to an aggregate of $625,000 in reasonable and documented Third Party Expenses for expenses incurred by the Company up to and including the Closing Date if the Merger is consummated. Any Third Party Expenses incurred by the Company in excess of $625,000 that are not part of the Third Party Expense Adjustment Amount, if any ("EXCESS THIRD PARTY EXPENSES"), shall be paid out of the Escrow Amount. Third Party Expenses shall not be incurred by the Company after the Closing Date without the express prior written consent of

Parent. No Subsidiary shall incur any Third Party Expenses. Notwithstanding this
SECTION 5.4, if the scope of legal, accounting and tax services required by the Company (excluding fees relating to investment banking services) are materially different than those transaction assumptions set forth in SCHEDULE 5.4 of this Agreement, due to necessary changes to the transactions contemplated by the parties hereto, then Parent and the Company agree to renegotiate in good faith the amount of Third Party Expenses that Parent agrees to pay hereunder.

         5.5 PUBLIC DISCLOSURE. Other than with respect to the termination of this Agreement pursuant to ARTICLE VIII hereof, no party shall issue any statement or communication to any third party (other than their respective agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, without the consent of the other party (provided, however, that Parent, in its sole discretion, can determine the timing of any such statement or communication made on or after the execution of this Agreement), except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws and the rules of the Nasdaq Stock Market.

         5.6 CONSENTS. The Company shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contract (including with respect to the Lease Agreements) as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect, all of which are listed in SECTION 2.5 of the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company under such Contract from and after the Effective Time. Such consents, waivers and approvals shall be in a form reasonably acceptable to Parent. In the event that the other parties to any such Contract, including lessor or licensor of any Leased Real Property, conditions its grant of a consent, waiver or approval (including by threatening to exercise a "recapture" or other termination right) upon the payment of a consent fee, "profit sharing" payment or other consideration, including increased rent payments or other payments under the Contract, the Company shall be responsible for making all payments required to obtain such consent, waiver or approval and shall indemnify, defend, protect and hold harmless Parent from all losses, costs, claims, liabilities and damages arising from the same pursuant to SECTION 7.3.

         5.7 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement (a "FIRPTA COMPLIANCE CERTIFICATE") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

         5.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this

Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's Subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its Subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         5.9 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         5.10 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

         5.11 S-8 REGISTRATION. Not later than thirty (30) days after the Closing Date, Parent shall file with the SEC a registration statement on Form S-8 (to the extent available) registering that number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent pursuant to SECTION 1.6(b) hereof.

         5.12 NEW EMPLOYMENT ARRANGEMENTS. Parent may offer certain Employees "at-will" employment by Parent and/or the Surviving Corporation, to be effective as of the Closing Date, upon proof of a legal right to work in the United States. Such "at-will" employment will: (i) be set forth in offer letters (each, an "OFFER LETTER"), (ii) be subject to and in compliance with Parent's applicable policies and procedures, including, but not limited to, employment background checks and the execution of an employee proprietary information agreement, governing employment conduct and performance, (iii) have terms, including the position and salary, which will be determined by Parent after consultation with the Company's management, and (iv) supersede any prior express or implied employment agreements, arrangement or offer letter in effect prior to the Closing Date. At the same time as the execution of this Agreement, each Key Employee shall execute an Offer Letter which shall be effective as of the Closing Date. Each employee of the Company who remains an employee of Parent or the Surviving Corporation after the Closing Date shall be referred to hereafter as a "CONTINUING EMPLOYEE." Continuing Employees shall be eligible to receive benefits consistent with Parent's applicable human resources policies. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service under any benefit plans of Parent (except for Parent's sabbatical plan) for which a Continuing Employee may be eligible after the Closing Date, Parent shall make commercially reasonable efforts to ensure that service by such Continuing Employee with the Company or any Subsidiary shall be deemed to have been service with Parent. If the Company terminates its 401(k)

Plan prior to the Closing Date in accordance with SECTION 5.16 below, then Parent shall provide that Continuing Employees will be eligible to participate in Parent's 401(k) Plan as soon as administratively practicable following the Closing Date.

         5.13 VESTING MODIFICATION AGREEMENTS. Concurrently with the execution of this Agreement, each Key Employee of the Company holding Company Unvested Common Stock and/or unvested Company Options shall enter into a Vesting Modification Agreement for Key Employees in substantially the form attached hereto as EXHIBIT D.

         5.14 COMPANY AFFILIATES. SCHEDULE 5.14 to this Agreement sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person, a "RULE 145 AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Parent and Sub shall be entitled to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock and to place the following legend on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

         The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if the Rule 145 Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

         5.15 STATEMENT OF EXPENSES. The Company shall provide Parent with a statement of Estimated Third Party Expenses incurred by the Company three (3) business days prior to the Closing Date in form reasonably satisfactory to Parent (the "STATEMENT OF EXPENSES").

         5.16 TERMINATION OF 401(k) PLAN. Effective as of the day immediately preceding the Closing Date, each of the Company and its Subsidiaries shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (each, a "401(k) Plan") (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Closing Date, the Company shall provide Parent with evidence that such

Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Board of Directors of the Company, or its Subsidiaries, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require.

         5.17 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall obtain the resignations of all officers and directors of the Company and its Subsidiaries, effective as of the Effective Time.

         5.18 PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT. Each employee and contractor of the Company shall enter into and execute a proprietary information and inventions assignment agreement with the Company in a form satisfactory to Parent.

         5.19 HSR ACT. To the extent applicable, Company and Parent (and any applicable Stockholder of the Company) shall use commercially reasonable efforts to file within ten (10) business days after the date hereof, and the Company shall use commercially reasonable efforts to cause any applicable Stockholder of the Company to file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ"), Notification and Report Forms (as defined in the HSR Act) relating to the transactions contemplated herein as required by the HSR Act as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent (and/or any applicable Stockholder) shall use commercially reasonable efforts to cause any applicable stockholder of the Company to promptly (a) supply the others with any information which reasonably may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's affiliates of share capital stock or of any business, assets or property of Parent or its affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, property and stock.

         5.20 TERMINATION OF WARRANTS. The Company shall use its commercially reasonable efforts to terminate all outstanding unexercised Warrants, if any, as of immediately prior to the Effective Time.

         5.21 SPREADSHEET. The Company shall deliver a spreadsheet (the "SPREADSHEET") which spreadsheet shall be certified as complete and correct by the Chief Executive Officer and Chief Financial Officer of the Company as of the Closing and which shall separately list, as of the Closing, (i) all Stockholders and their respective addresses, the number of shares of Company Capital Stock held by such persons (including whether such shares are Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the respective certificate numbers, whether such shares constitute Company Unvested Common Stock (including, for each certificate, the number of shares that are vested as of the Closing) and the liquidation preference applicable to each share of Preferred Stock), the date of acquisition of such shares, the number of shares of the Share Consideration to be issued to each holder, the number of shares, if any, to be paid by the Stockholder in settlement of outstanding Stockholder loans and such other information relevant thereto or which the Exchange Agent may reasonably request, and (ii) all holders of Company Options and their respective addresses, the number of shares of Company Capital Stock underlying each such Company Option, the grant dates of such Company Options and the vesting arrangement with respect to such Company Options and such other information relevant thereto or which Parent may reasonably request. Parent shall confirm the Company's calculations of the number of shares of the Share Consideration to be issued hereunder, based on the number of shares of Company Capital Stock outstanding as represented in SECTION 2.2. The Company shall deliver the Spreadsheet three (3) business days prior to the Closing Date.

         5.22 OPTION GRANTS. Parent will grant, effective upon the Closing Date, that number of non-qualified options to purchase Parent Common Stock to the individuals listed in SCHEDULE 5.22 as set forth opposite such individual's name; provided, however, that the total aggregate number of options granted pursuant to this SECTION 5.22 shall not exceed 500,000. Such options will be granted with an exercise price equal to the fair market value of Parent Common Stock on the Closing Date. Such options will vest twenty-five percent (25%) on the date that is one (1) year after the Closing Date and 1/48th per month thereafter.

         5.23 VOTING AGREEMENTS. Concurrently with execution of this Agreement, each Stockholder of the Company (and any affiliated entities) set forth in
SCHEDULE 5.23 to this Agreement shall have executed and delivered to Parent Voting Agreements in the form attached hereto as EXHIBIT A-1 or EXHIBIT A-2, as applicable.

         5.24 NON-COMPETITION AGREEMENTS. Concurrently with execution of this Agreement, the Key Employees set forth on SCHEDULE 5.24 to this Agreement shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as EXHIBIT B.

         5.25 KEY EMPLOYEE LOCK-UP AGREEMENTS. Concurrently with execution of this Agreement, each of the Key Employees set forth in SCHEDULE 5.25 of this Agreement shall have executed and delivered to Parent a Key Employee Lock-Up Agreement in the form attached hereto as EXHIBIT C.

         5.26 CERTIFICATE OF EXECUTIVE OFFICERS. Concurrently with execution of this Agreement, Parent shall have received a certificate, validly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company, in such respective capacities, to the effect that, each such officer, severally and not jointly, represents and warrants to Parent and Sub as of the date hereof that (i) he has read the representations and warranties of the Company set forth in ARTICLE II of this Agreement and the Disclosure Schedule attached hereto and
(ii) to his actual knowledge, such representations and warranties taken as a whole (as modified by the Disclosure Schedule) do not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make such representations and warranties taken as a whole (as modified by the Disclosure Schedule) in light of the circumstances under which they were made, not misleading.

         5.27 TERMINATION OF AGREEMENTS. The Company shall use its best efforts to terminate each of the agreements listed on SCHEDULE 6.2(c) to this Agreement (the "Terminated Agreements"), concurrent with or prior to Closing, such that each such agreement shall be of no further force or effect. Prior to Closing, the Company shall pay all amounts owed under the Terminated Agreements (as a result of the termination of the Terminated Agreements or otherwise), and the Surviving Corporation will not incur any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) under any Terminated Agreement following the Closing Date.

         5.28 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             (a) After the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its Subsidiaries (the "COMPANY INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement, in each case to the extent actually and reasonably incurred with the approval of the indemnifying party, which approval shall not be unreasonably withheld (the "COMPANY INDEMNIFIED LIABILITIES") of or in connection with any claim, action, suit, proceeding or investigation by reason of the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time and all Company Indemnified Liabilities based on, or primarily arising out of, or primarily relating to this Agreement or the transactions contemplated hereby (to the extent that such losses, claims, damages, costs, expenses, liabilities or judgments or amounts arose from or are related directly to this Agreement or the transactions contemplated hereby), in each case to the full extent a corporation is permitted by law to indemnify its own directors, officers and employees (the "COMPANY INDEMNIFIED PROCEEDINGS"). In the event any Company Indemnified Party is or becomes involved in any Company Indemnified Proceeding, Parent shall, or shall cause the Surviving Corporation to, pay expenses in advance of the final disposition of any such Company Indemnified Proceeding to each Company Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145 of Delaware Law. Without limiting the foregoing, in the event any such Company Indemnified Proceeding is brought against any Company Indemnified Party, (i) the Company Indemnified Parties may retain counsel of their choosing, provided, however, that such counsel is reasonably satisfactory to Parent and the Surviving Corporation, (ii) Parent shall, or shall cause the Surviving Corporation to, pay all reasonable and documented fees and expenses of such counsel for the Company Indemnified Parties promptly as statements therefor are received, and (iii) Parent and the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that neither Parent nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld. Any Company Indemnified Party wishing to claim indemnification under this

SECTION 5.28(a) upon becoming aware of any such Company Indemnified Proceeding shall promptly notify Parent and the Surviving Corporation (but the failure to so notify Parent or the Surviving Corporation shall not relieve Parent or the Surviving Corporation from any liability it may have under this SECTION 5.28(a) except to the extent such failure materially prejudices Parent or the Surviving Corporation), and shall deliver to Parent and the Surviving Corporation the undertaking contemplated by Section 145 of Delaware Law. The Company Indemnified Parties as a group may retain only one law firm, which law firm shall be reasonably acceptable to Parent, to represent them with respect to each such Company Indemnified Proceeding unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Company Indemnified Parties, in which case, Parent shall only pay an amount equal to the aggregate reasonable fees and expenses of all of the Company Indemnified Parties divided by the number of law firms, each of which must be reasonably acceptable to Parent, engaged by the Company Indemnified Parties on such Company Indemnified Proceeding.

            (b) From and after the Effective Time and for a period of six (6) years from the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects, to the extent permitted by applicable law, the obligations of Company pursuant to the indemnification provisions, if any, of the Company's certificate of incorporation and bylaws in effect on the date hereof. The Surviving Corporation's certificate of incorporation and bylaws will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder as those contained in the Company's certificate of incorporation and bylaws as in effect on the date hereof, which provisions shall not be repealed, amended or otherwise modified for a period of six (6) years from the Effective Date in a manner that would adversely affect the rights of individuals who, at any time prior to the Effective Time, were indemnified parties thereunder, except as required by applicable law.

            (c) Parent's and the Surviving Corporation's respective obligations under paragraphs (a) and (b) above: (i) shall be subject to any limitation imposed by applicable law, (ii) shall be subject to any limitations that would be imposed by Section 145 of Delaware Law or otherwise by Delaware Law on a corporation seeking to indemnify its own directors, officers, employees, agents or affiliates, (iii) shall not apply to any action, suit, proceeding, complaint, claim or demand by Parent, whether such claim is brought pursuant to this Agreement, applicable law or otherwise, (iv) shall not apply to any Company Indemnified Liability that result from actions, events or circumstances that would constitute a knowing breach by the Company of any its representations, warranties or covenants in this Agreement, any Related Agreement or any document or instrument delivered hereunder and (v) shall not be deemed to release any Stockholder who is also an officer, director, employee, agent or affiliate of the Company from his or her indemnity obligations under ARTICLE VII.

            (d) This section will be binding on Parent, the Surviving Corporation and their respective successors and assigns and will be enforceable by the officers and directors of the Company immediately prior to the Effective Time as third party beneficiaries hereof.

      5.29 TAX MATTERS. Each of Parent, Sub and the Company agrees that it will not take, or fail to take, any action (including the failure to merge the Surviving Corporation with and into Parent) which would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

      5.30 TAX CERTIFICATE. To the extent requested by Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Parent and Sub, and/or Testa, Hurwitz & Thibeault, LLP, counsel to the Company, the parties hereto shall provide customary representations, in form and substance reasonably satisfactory to the requesting counsel, on which such counsel may rely in rendering a tax opinion, if any, in connection with the Merger and any subsequent merger of the Surviving Corporation with and into Parent, with Parent continuing as the Surviving Corporation.

      5.31 SHARE CONSIDERATION/CASH CONSIDERATION ADJUSTMENT. In the event that the number of shares of Parent Common Stock to be issued directly to the Stockholders in the Merger (including shares placed into the Share Escrow Fund on behalf of the Stockholders but excluding any shares issuable upon the exercise of stock options, warrants or rights assumed in the Merger) such number of shares, the "DIRECTLY ISSUED SHARES") exceeds 20% of the number of shares of Parent Common Stock actually outstanding immediately prior to the Effective Time (the "SHARE LIMIT") as a result of changes in the capitalization of Company between the date of this Agreement and the Effective Time (including changes in the number of outstanding shares of Company Capital Stock), the parties agree to appropriately adjust the amount of Share Consideration and Cash Consideration so that the number of Directly Issued Shares does not exceed the Share Limit. Such adjustment shall be determined in good faith by the parties using the Fair Market Value of the Parent Common Stock at the Effective Time.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

      6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

            (a) CALIFORNIA PERMIT; REGISTRATION STATEMENT. Either: (a) the Commissioner of Corporations for the State of California shall have approved the terms and conditions of the transactions contemplated by this Agreement, and the fairness of such terms and conditions following a hearing for such purpose, and shall have issued a California Permit or (b) the SEC shall have declared the Registration Statement effective, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

            (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order

(whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (c) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

            (d) HSR ACT. If applicable, all waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby have been obtained.

            (e) GOVERNMENTAL APPROVAL. Approvals from any court, administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) required by the transactions contemplated hereby shall have been obtained.

      6.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

            (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which shall be true and correct as of such date) shall have been true and correct on the date they were made and shall be true and correct in all material respects (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) on and as of the Closing Date as though such representations and warranties were made on and as of such time, except for such failures to be true and correct which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing.

            (b) THIRD PARTY CONSENTS. (i) The Company shall have delivered to Parent all consents, waivers and approvals of parties to any Contract set forth on SCHEDULE 6.2(b) hereto as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time; or

                  (ii) After first using its commercially reasonable efforts to obtain such consents, waivers and approvals of parties to any Contract set forth on SCHEDULE 6.2(b), the Company shall have entered into a Contract that is assignable to Parent and which is suitable in the discretion of Parent to replace any such Contract for which consent, waiver or approval was not obtained (at no additional material cost to, burden on, or decreased functionality to, the Company or the Surviving Corporation).

            (c) TERMINATION OF AGREEMENTS. The Company shall have terminated each of those agreements listed on SCHEDULE 6.2(C) to this Agreement and each such agreement shall be of no further force or effect.

            (d) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect since the date of this Agreement.

            (e) RESIGNATION OF OFFICERS AND DIRECTORS. Parent shall have received a written resignation from each of the officers and directors of the Company and its Subsidiaries effective as of the Effective Time.

            (f) LEGAL OPINION. Parent shall have received a legal opinion from legal counsel to the Company, in a form mutually acceptable to Parent and the Company.

            (g) UNANIMOUS BOARD APPROVAL. This Agreement, the Merger and the transactions contemplated hereby shall have been unanimously approved by the Board of Directors of the Company, which unanimous approval shall not have been revoked.

            (h) STOCKHOLDER APPROVAL. The requisite vote of Stockholders under the Company's certificate of incorporation, bylaws and Delaware Law shall have approved this Agreement, the Merger, and the transactions contemplated hereby and thereby, including the appointment of the Stockholder Representative and the deposit of the Escrow Share Amount and Escrow Cash Amount into the Escrow Funds.

            (i) APPRAISAL RIGHTS. Stockholders holding no more than 10% of the aggregate number of issued and outstanding shares of Company Capital Stock (on an as converted to Company Common Stock basis) as of the Closing Date shall continue to have a right to exercise appraisal, dissenters' or similar rights under applicable law with respect to their Company Capital Stock by virtue of the Merger.

            (j) CERTIFICATE OF THE COMPANY. Parent shall have received a certificate, validly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company, in such respective capacities, to the effect that, as of the Closing:

                  (i) all representations and warranties made by the Company and the Management Stockholders in this Agreement (other than the representations and warranties of the

Company as of a specified date, which were true and correct as of such date) were true and correct on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, except for such failures to be true and correct which in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

                  (ii) all covenants and obligations under this Agreement to be performed or complied with by the Company on or before the Closing have been so performed or completed with in all material respects; and

                  (iii) the conditions to the obligations of Parent and Sub set forth in this SECTION 6.2 have been satisfied (unless otherwise waived in accordance with the terms hereof).

            (k) CERTIFICATE OF SECRETARY OF COMPANY. Parent shall have received a certificate, executed by the Secretary of the Company, certifying as to (i) the effectiveness of the certificate of incorporation and the bylaws of the Company, and (ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby the Merger and the transactions contemplated hereunder, were unanimously approved by the Board of Directors) and the Stockholders approving this Agreement and the consummation of the transactions contemplated hereby.

            (l) CERTIFICATE OF EXECUTIVE OFFICERS. Parent shall have received a certificate dated as of the Closing Date, validly executed by each of the Chief Executive Officer and Chief Financial Officer of the Company, in such respective capacities, to the effect that, each such officer, severally and not jointly, represents and warrants to Parent and Sub as of the Closing that (i) he has read the representations and warranties of the Company set forth in ARTICLE II of this Agreement and the Disclosure Schedule attached hereto and (ii) to his actual knowledge, such representations and warranties taken as a whole (as modified by the Disclosure Schedule) do not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make such representations and warranties taken as a whole (as modified by the Disclosure Schedule) in light of the circumstances under which they were made, not misleading.

            (m) CERTIFICATE OF GOOD STANDING. Parent shall have received a long-form certificate of good standing from the Secretary of State of the State of Delaware which is dated within a reasonable period prior to Closing with respect to each of the Company and each of its Subsidiaries.

            (n) TERMINATION OF 401(k) PLANS. Unless Parent has provided notice to the Company pursuant to SECTION 5.16 that the 401(k) Plans shall not be terminated, Parent shall have received from the Company reasonably satisfactory evidence that all 401(k) Plans have been terminated pursuant to resolution of the Board of Directors of the Company or each of its Subsidiaries, as the case may be, (the form and substance of which shall have been subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date, and Parent shall have received from the Company evidence of the taking of any and all further actions as provided in SECTION 5.16 hereof.

            (o) STATEMENT OF EXPENSES. Parent shall have received from the Company the Statement of Expenses pursuant to SECTION 5.15 hereof three (3) business days prior to the Closing Date.

            (p) CONTINUING EMPLOYEE ARRANGEMENTS. The employees listed on
SCHEDULE 6.2(p) of this Agreement (i) shall have entered into an "at-will" employment arrangement with Parent and/or the Surviving Corporation pursuant to their execution of an Offer Letter which shall be in full force and effect, and such employees shall not have taken or threatened to take any actions to repudiate such "at-will" employment arrangement, (ii) shall have agreed to be employees of Parent after the Closing and (iii) shall be employees of the Company immediately prior to the Effective Time; provided that such employee is living at the Effective Time.

      6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Parent and Sub in this Agreement (other than the representations and warranties of Parent and Sub as of a specified date, which shall be true and correct as of such date) shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, except for such failures to be true and correct which in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect; and (ii) each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing Date.

            (b) CERTIFICATE OF PARENT. Company shall have received a certificate executed on behalf of Parent by a Vice President for and on its behalf to the effect that, as of the Closing:

                  (i) all representations and warranties made by Parent and Sub in this Agreement (other than the representations and warranties of Parent and Sub as of a specified date, which true and correct as of such date) were true and correct on the date they were made and are true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time; and

                  (ii) all covenants and obligations under this Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects; and

                  (iii) the conditions to the obligations of the Company set forth in this SECTION 6.3 have been satisfied (unless otherwise waived in accordance with the terms hereof).

            (c) CERTIFICATE OF SECRETARY OF PARENT. Company shall have received a certificate executed by the Secretary of Parent, certifying as to (i) the effectiveness of the certificate of incorporation and the bylaws of Parent, and (ii) the valid adoption of resolutions of the Board of Directors of Parent (whereby the Merger and the transactions contemplated hereunder, were approved by Parent's board of directors) approving this Agreement and the consummation of the transactions contemplated hereby.

            (d) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect since the date of this Agreement.

            (e) LEGAL OPINION. The Company shall have received a legal opinion from legal counsel to Parent, in a form mutually acceptable to the Company and Parent.

                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

      7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained in this Agreement, or in any certificate or other instruments delivered pursuant to this Agreement, shall survive for a period of twelve (12) months following the Closing Date (the expiration of such twelve (12) month period, the "Survival Date"). The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

      7.2 INDEMNIFICATION. The Stockholders agree, severally and not jointly, to indemnify and hold Parent, the Surviving Corporation, their direct and indirect Subsidiaries and their respective directors, officers, employees, agents and affiliates, (the "INDEMNIFIED PARTIES"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense and diminution in value (hereinafter individually a "LOSS" and collectively "LOSSES") incurred or sustained by any of the Indemnified Parties, directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement, in any Related Agreement or in any certificate or other instruments delivered pursuant to this Agreement, (ii) any failure by the Company to perform or comply with any covenant applicable to it contained in this Agreement or any Related Agreement, (iii) any Dissenting Share Payments,
(iv) any Stockholder claims relating to or arising out of this Agreement or the transactions contemplated hereby, (v) any Excess Third Party Expenses, or (vi) any breach or inaccuracy of any representation or warranty contained in SECTION
2.10 of this Agreement with respect to any Sales Taxes (as defined in SECTION 7.3(b) hereof), without regard to any information provided by the Company in the Disclosure Schedule regarding Sales Taxes; provided, however, with respect to CLAUSE (vi), that any Sales Taxes giving rise to such Losses were initiated by a tax authority upon an audit or pursuant to some other formal proceeding and Parent used reasonable efforts to defend the Company's prior position with respect to such Sales Taxes. The Stockholders shall not have any right of contribution from the Surviving Corporation or

Parent with respect to any Loss claimed by an Indemnified Party. For purposes of this ARTICLE VII, holders of Company Options shall also be considered Stockholders.

      7.3 ESCROW ARRANGEMENTS.

            (a) ESCROW FUNDS. By virtue of this Agreement and as security for the indemnity obligations provided for in SECTION 7.2 hereof, at the Effective Time, the Stockholders and holders of Company Options will be deemed to have received and deposited with the Escrow Agent their pro rata portion of the Escrow Share Amount (plus any New Shares as defined in SECTION 7.3(d)(iii) hereof) without any act of the Stockholders. The Escrow Cash Amount will be deposited with the Escrow Agent directly by Parent. The Escrow Amount shall be available to compensate the Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under this ARTICLE VII. Promptly after the Closing, the Escrow Amount, without any act of the Stockholders or the holders of Company Options, will be deposited with the Escrow Agent, such deposit of the Escrow Amount to constitute two escrow funds (the "ESCROW FUNDS") to be governed by the terms set forth herein. The Escrow Cash Amount shall be deposited into one of the Escrow Funds (the "CASH ESCROW FUND") and the Escrow Share Amount shall be deposited into the other of the Escrow Funds (the "STOCK ESCROW FUND"). For tax purposes, it is intended that the Cash Escrow Fund be established as a grantor trust with respect to Parent and that the Stock Escrow Fund be established as a grantor trust with respect to the Stockholders, and the parties agree to treat and report the Escrow Funds as such. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto.

            (b) BASKET AMOUNT. Notwithstanding any provision of this Agreement to the contrary, but subject to SECTION 7.5 hereof, except as set forth in the second sentence of this SECTION 7.3(b), Parent may not recover any Losses under
SECTION 7.2 unless and until one or more Officer's Certificates (as defined below) identifying such Losses under SECTION 7.2 in excess of $1,500,000 in the aggregate (the "BASKET AMOUNT") has or have been delivered to the Escrow Agent and the Stockholder Representative as provided in SECTION 7.3(e) hereof, and such Losses are (x) agreed to by the Stockholder Representative, (y) not subject to an Objection Notice, validly delivered in accordance with the provisions of
SECTION 7.3(f) hereof or (z) determined to be subject to indemnification pursuant to SECTION 7.3(g) hereof, in which case Parent shall be entitled to recover all Losses so identified, including the Basket Amount. Notwithstanding the foregoing, Parent shall be entitled to recover for, and the Basket Amount shall not apply as a threshold to, any and all claims or payments made with respect to (A) Losses resulting from any Dissenting Share Payments, (B) Excess Third Party Expenses, (C) Losses relating to Stockholder claims relating to or arising out of this Agreement or the transactions contemplated hereby, and (D) Losses resulting from any breach or inaccuracy of any representation or warranty contained in SECTION 2.10 of this Agreement with respect to any sales, use, excise, transfer, or similar taxes ("SALES TAXES"), without regard to any information provided by the Company in the Disclosure Schedule regarding Sales Taxes; provided, however, that any Sales Taxes giving rise to such Losses were initiated by a tax authority upon an audit or pursuant to some other formal proceeding and Parent used reasonable efforts to defend the Company's prior position with respect to such Sales Taxes. For the purposes hereof, "OFFICER'S CERTIFICATE" shall mean a certificate signed by any executive officer of Parent: (1) stating that Parent has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and, in the case of Losses being indemnified pursuant to SECTION 7.3(a), the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

            (c) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Funds shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., local time at Parent's headquarters, on the Survival Date (the "ESCROW PERIOD"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent and the Stockholder Representative prior to the Escrow Period termination date with respect to facts and circumstances existing prior to the Survival Date (the "ESCROW CLAIMS AMOUNT"). Any portion of the Escrow Funds not subject to the Escrow Claims Amount shall be delivered to the Stockholders within ten (10) business days after the Survival Date. As soon as any such claims covered by the Escrow Claims Amount have been resolved, the Escrow Agent shall deliver to the Stockholders within ten (10) business days after notification of such resolution the remaining portion of the Escrow Funds, if any, not required to satisfy such claims. Deliveries of the Escrow Amount out of the Escrow Funds to the Stockholders pursuant to this SECTION 7.3(c) shall be made in proportion to their respective pro rata portions of the Escrow Amount remaining in the Escrow Funds.

            (d) PROTECTION OF ESCROW FUNDS.

                  (i) The Escrow Agent shall hold and safeguard the Escrow Funds during the Escrow Period, shall treat each such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Funds only in accordance with the terms of this Article VII.

                  (ii) The cash proceeds in the Cash Escrow Fund shall be invested in U.S. Treasury bills with maturities of not more than thirty (30) days and any interest paid on such Escrow Cash Amount shall be added to the Cash Escrow Fund, and become a part thereof. For any period of time before such U.S. Treasury bills can be purchased by the Escrow Agent or after such bills mature, the Escrow Cash Amount shall be invested in a business money market account of the Escrow Agent (or another nationally recognized banking institution) and any interest paid on such Escrow Cash Amount shall be added to the Cash Escrow Fund and become a part thereof. Any interest earned on the proceeds of the Cash Escrow Fund shall be treated as owned by Parent and Parent shall report such interest ("CASH ESCROW INCOME") as income of Parent. The Cash Escrow Income shall be paid by Parent to the Stockholders on a pro rata basis and, for federal income tax purposes, shall be treated as an interest payment from Parent to the Stockholders in respect of the obligation of Parent to pay the Escrow Cash Amount to the Stockholders as additional consideration in the future; provided, however, that for administrative ease, the Cash Escrow Income shall be added to, and become a part of, the Cash Escrow Fund and such amount shall be distributed to the Stockholders in accordance with the terms of this ARTICLE VII.

                  (iii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent after the Effective Time (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Stock Escrow Fund which have not been released from the Stock Escrow Fund shall be added to the Stock Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Stock Escrow Fund shall not be added to the Stock Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Stock Escrow Fund but shall be distributed to the record holders thereof.

                  (iv) Each of the Stockholders shall have voting rights with respect to the shares of Parent Common Stock contributed to and held in the Stock Escrow Fund by such Stockholder (and on any voting securities added to the Stock Escrow Fund in respect of such shares of Parent Common Stock).

            (e) CLAIMS FOR INDEMNIFICATION.

                  (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of an Officer's Certificate related to a claim for indemnification pursuant to SECTION 7.2, the Escrow Agent shall, subject to the provisions of SECTION 7.3(f), SECTION 7.3(g) and SECTION 7.3(h) hereof, deliver to Parent, as promptly as practicable, Parent Common Stock held in the Stock Escrow Fund (as valued based on the average closing sale price of one share of Parent Common Stock as reported on the Nasdaq National Market for the ten (10) consecutive trading days ending three (3) trading days immediately preceding the date of payment for such Loss ("ESCROW TRADING PRICE")) and cash held in the Cash Escrow Fund equal, in the aggregate, to such Losses. Subject to
SECTION 7.5 hereof, claims against the Escrow Funds shall be satisfied pro rata from the Escrow Amount deposited in the Escrow Funds on behalf of each Stockholder, and, to the extent cash was deposited in the Cash Escrow Fund on behalf of a Stockholder, such Stockholder's pro rata contribution to satisfy any claims shall first be satisfied out of such Stockholder's pro rata portion of the Cash Escrow Fund and upon depletion of such cash, or in the event that no cash was deposited into the Cash Escrow Fund on behalf of such Stockholder, such claims shall then be satisfied out of the Stockholder's pro rata portion of the Stock Escrow Fund.

                  (ii) Failure by the Stockholder Representative to object in writing within the 30-day period after delivery by Parent of the Officer's Certificate shall be an irrevocable acknowledgment by the Stockholder Representative and the Stockholders that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate.

            (f) OBJECTIONS TO CLAIMS FOR INDEMNIFICATION. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty (30) days after receipt by the Stockholder Representative of such Officer's Certificate, the Escrow Agent shall make no delivery to Parent of any Escrow Claims Amount pursuant to SECTION 7.3(e) hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of cash or shares of Parent Common Stock, as required by SECTION 7.3(e), from the Escrow Funds, equal to the amount of Losses claimed in the Officer's Certificate; provided, however, that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate (an "OBJECTION NOTICE"), and such Objection Notice shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (g) RESOLUTION OF CONFLICTS; ARBITRATION.

                  (i) In case the Stockholder Representative delivers an Objection Notice in accordance with SECTION 7.3(f), the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and make distributions from the Escrow Funds in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation and prior to thirty (30) days after delivery of an Objection Notice, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Stockholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If a party fails to select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by the arbitrator selected by the other party.

                  (iii) Any such arbitration shall be held in Wilmington, Delaware, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s), and the Escrow Agent shall be entitled to rely on, and make distributions from the Escrow Funds in accordance with, the terms of such award, judgment, decree or order as applicable. Within thirty (30) days of a decision of the arbitrator(s) requiring payment by one party to another, such party shall make the payment to such other party.

                  (iv) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply to any dispute among the Stockholders and the Indemnified Party under this ARTICLE VII hereof, whether relating to claims upon the Escrow Funds or to the other indemnification obligations set forth in this ARTICLE VII.

            (h) THIRD PARTY CLAIMS. In the event Parent becomes aware of a third party claim (a "THIRD PARTY CLAIM") which Parent reasonably believes may result in a demand against the Escrow Funds or for other indemnification pursuant to this ARTICLE VII, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Stockholders, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion, in close consultation with the Stockholder Representative, to conduct the defense of, and to settle, any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to any such settlement, the Stockholders shall have no power or authority to object under any provision of this ARTICLE VII to the amount of any Third Party Claim by Parent against the Escrow Funds or against the Stockholders directly, as the case may be, with respect to such settlement.

            (i) ESCROW AGENT'S DUTIES.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an executive officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action (the "AGENT INTERPLEADER EXPENSES") and which the parties agree to pay as follows: fifty percent (50%) to be paid by Parent and fifty percent (50%) to be paid by the Stockholders on the basis of the Stockholders' respective pro rata portions; provided, however, that in the event any Stockholder fails to timely pay his or her pro rata portion of the Agent Interpleader Expenses, the parties agree that Parent may at its option pay such Stockholder's pro rata portion of the Agent Interpleader Expenses and recover an equal amount (which shall be deemed a Loss) from such Stockholder's pro rata portion of the Escrow Funds. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent (the "AGENT INDEMNIFICATION EXPENSES") as follows: fifty percent (50%) to be paid by Parent and fifty percent (50%) to be paid by the Stockholders on the basis of the Stockholders' pro rata portions; provided, however, that in the event any Stockholder fails to timely pay his or her pro rata portion of the Agent Indemnification Expenses, the parties agree that Parent may at its option pay such Stockholder's pro rata portion of the Agent Indemnification Expenses and recover an equal amount (which shall be deemed a Loss) from such Stockholder's pro rata portion of the Escrow Funds.

                  (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their commercially reasonable efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (j) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement but that has been requested by an officer of Parent, or if the parties request a substantial modification of the terms of the Agreement, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Funds or their subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

            (k) SUCCESSOR ESCROW AGENTS. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

      7.4 STOCKHOLDER REPRESENTATIVE.

            (a) By virtue of the approval of the Merger and this Agreement by the requisite vote of the Stockholders, each of the Stockholders shall be deemed to have agreed to appoint Jeffrey R. Beir as its agent and attorney-in-act, as the Stockholder Representative for and on behalf of the Stockholders to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow Funds in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against any Stockholder or by any such Stockholder against any Indemnified Party or any dispute between any Indemnified Party and any such Stockholder, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless during the Escrow Period (and any extension thereof) holders of a two-thirds interest of the Escrow Funds agree to such removal and to the identity of the substituted agent. A vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Funds. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive any compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders.

            (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Amounts were contributed to the Escrow

Funds shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative ("STOCKHOLDER REPRESENTATIVE EXPENSES"). A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to SECTION 8.3 and SECTION 8.4 hereof, shall constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

            (c) By their approval of this Agreement, the Stockholders shall be deemed to have waived any claims they may have or assert, including those that may arise in the future, against the Stockholder Representative, and any of its affiliates, for any action or inaction taken or not taken by the Stockholder Representative in connection herewith, except to the extent that any such claims arise out of the Stockholder Representative's gross negligence or bad faith.

      7.5 MAXIMUM PAYMENTS; REMEDY.

            (a) The provisions of this ARTICLE VII shall be the sole and exclusive remedy of (and corresponding liability of the Stockholders to) Parent, Sub and the Surviving Corporation for any damage, claim, cause of action or right of any nature arising out of or relating to this Agreement, the certificates or other documents executed or delivered herewith, or the transactions covered hereby. The maximum amount an Indemnified Party may recover from a Stockholder (including the officers signing the certificates required by SECTIONS 5.26 and 6.2(l) hereof) individually pursuant to the indemnity set forth in SECTION 7.2 hereof for Losses shall be limited to such Stockholder's pro rata portion of the Escrow Funds; provided, however, that nothing in this Agreement will be deemed to limit any right or remedy for fraud or for willful breaches of any representation, warranty or covenant set forth in this Agreement, any Related Agreement or any certificate or instrument delivered pursuant to this Agreement, except that in no event shall any liability under this Agreement exceed a Stockholder's pro rata portion of the Total Consideration.

            (b) Nothing herein shall limit the liability of the Company in the event the Merger does not close.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

      8.1 TERMINATION. Except as provided in SECTION 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

            (a) by unanimous agreement of the Company and Parent;

            (b) by Parent or the Company if the Closing Date shall not have occurred by April 30, 2003; provided, however, that the right to terminate this Agreement under this SECTION 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

            (c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

            (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any material portion of the business of the Company or
(ii) compel Parent or the Company to dispose of or hold separate all or any material portion of the business or assets of the Company or Parent as a result of the Merger;

            (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in SECTION 6.2(a) hereof would not be satisfied and such breach has not been cured within twenty (20) calendar days after written notice thereof to the Company (if any); provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or


            (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in SECTION 6.3(a) hereof would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent (if any); provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

      8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this

Agreement prior to its termination; and provided further, however, that, the provisions of SECTIONS 5.3, 5.4 and 5.5 hereof, ARTICLE IX hereof and this
SECTION 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE VIII.

      8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this SECTION 8.3, the Stockholders agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment.

      8.4 EXTENSION; WAIVER. At any time prior to the Closing, Parent, on the one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this SECTION 8.4, the Stockholders agree that any extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Stockholders whether or not they have signed such extension or waiver.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

            (a) if to Parent or Sub, to:

                  Documentum, Inc.
                  6801 Koll Center Parkway
                  Pleasanton, California 94566-7047
                  Attn: Vice President, General Counsel
                  Telephone No.: (925) 600-6800
                  Facsimile No.: (915) 600-6693
                  with a copy (which shall not be required for requests for consent pursuant to SECTION 4.1 hereof) to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention: David J. Segre, Esq.
                  Facsimile No.: (650) 493-6811

            (b) if to the Company to:

                  eRoom Technology, Inc.
                  725 Concord Avenue
                  Cambridge, MA 02138

                  Attention: Chief Executive Officer
                  Facsimile No.: (617) 497-6300

                  with a copy to:
                  Testa, Hurwitz & Thibeault, LLP
                  125 High Street
                  Boston, MA  02110

                  Attention: Brian Goldstein, Esq.
                  Facsimile No.: (617) 248-7100

            (c) if to the Stockholder Representative, to the address set forth in SCHEDULE 9.1 of this Agreement.

            (d) If to the Escrow Agent, to:

                  U.S. Bank, N.A.
                  Corporate Trust Services
                  One California Street
                  San Francisco, California  94111
                  Attention: Ann Gadsby
                  Facsimile No.:  (415) 273-4593

      9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein:
(i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof,
(ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

      9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.6 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Wilmington, Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

      9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                  [remainder of page intentionally left blank]

      IN WITNESS WHEREOF, Parent, Sub and the Company, the Escrow Agent and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above.

                                           DOCUMENTUM, INC.

                                           By:
                                           Name:
                                           Title:


                                           eROOM TECHNOLOGY, INC.

                                           By:
                                           Name:
                                           Title:


                                           COPPER TOP ACQUISITION CORP.

                                           By:
                                           Name:
                                           Title:


                                           U.S. BANK, N.A.

                                           By:
                                           Name:
                                           Title:


                                           STOCKHOLDERS' REPRESENTATIVE


                                           ------------------------------------
                                           Jeffrey R. Beir


             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION